SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

VAIL RESORTS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement,

if other than the Registrant)

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VAIL RESORTS, INC.

390 Interlocken Crescent, Suite 1000

Broomfield, Colorado 80021

NOTICE OF THE 2006 ANNUAL MEETING OF STOCKHOLDERS

To be held on December 21, 2006

November 17, 2006

To our Stockholders:

The annual meeting of stockholders of Vail Resorts, Inc., a Delaware corporation, will be held on Thursday, December 21, 2006 at 10:00 a.m., Mountain Standard Time at Renaissance Suites Hotel, 500 Flatiron Boulevard, Broomfield, Colorado 80021, to:

(1)	Elect eight directors;

(2)	Approve the adoption of the Amended and Restated 2002 Long-Term Incentive and Share Award Plan;

(3)	Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm; and

(4)	Transact such other business as may properly come before the meeting.

Only holders of record of shares of our common stock at the close of business on November 6, 2006 are entitled to receive notice of, and to vote at, the annual meeting or at any postponement or adjournment thereof. A list of stockholders entitled to vote at the annual meeting will be available for the examination of any stockholder at the annual meeting and for ten days prior to the annual meeting at our principal executive offices located at 390 Interlocken Crescent, Suite 1000, Broomfield, Colorado 80021.

Stockholders are cordially invited to attend the annual meeting. If you wish to vote shares held in your name at the annual meeting, please bring your proxy card or a copy of your proxy card and picture identification. If you hold shares through an intermediary, such as a broker, bank or other nominee, you must present proof of ownership at the meeting. Proof of ownership could include a proxy from your broker, bank or other nominee or a copy of your account statement. Attendance at our annual meeting will be limited to persons presenting a proxy card and picture identification.

Please date, sign and mail the enclosed proxy card as soon as possible to ensure that you are represented at the meeting. We have enclosed a return envelope, which requires no postage if mailed in the United States. Alternatively, you may vote using the toll-free telephone number or the Internet address, as explained on the enclosed proxy card. Please note that all votes cast via telephone or the Internet must be cast prior to 12:00 p.m., Central Time on Wednesday, December 20, 2006.

By Order of the Board of Directors,

MARTHA D. REHM

Executive Vice President,

General Counsel and Secretary

VAIL RESORTS, INC.

390 Interlocken Crescent, Suite 1000	Broomfield, Colorado 80021

PROXY STATEMENT FOR THE 2006

ANNUAL MEETING OF STOCKHOLDERS

We are providing these proxy materials in connection with the solicitation of proxies by the Board of Directors of Vail Resorts, Inc. (the “Company”) to be voted at our annual meeting, which will take place on Thursday, December 21, 2006 at 10:00 a.m., local time, at Renaissance Suites Hotel, 500 Flatiron Boulevard, Broomfield, Colorado 80021 and at any adjournment or postponement. As a stockholder, you are invited to attend the annual meeting and are requested to vote on the items of business described in this proxy statement. We will mail this Notice of Annual Meeting and Proxy Statement and accompanying proxy card to stockholders commencing November 22, 2006.

Who is entitled to vote at the annual meeting?

Holders of record of our common stock as of the close of business on November 6, 2006, which we refer to as the record date, are entitled to vote. On the record date we had 38,726,206 shares of common stock issued and outstanding. Each share is entitled to one vote on each item being voted on at the annual meeting.

How can I attend the annual meeting?

You are entitled to attend the annual meeting only if you were a Vail Resorts stockholder or joint holder as of the record date or you hold a valid proxy for the annual meeting. If you are not a stockholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to November 6, 2006, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership.

How do I vote my shares?

By Telephone or the Internet—Stockholders of record can simplify their voting by voting their shares via telephone or the Internet. The telephone and Internet procedures are designed to authenticate a stockholder’s identity, to allow stockholders to vote their shares and confirm that their instructions have been properly recorded. If you hold shares beneficially in street name, the availability of telephone and Internet voting will depend on the processes of the bank, broker or nominee; therefore please check the voting instruction card for Internet voting availability.

The telephone and Internet voting facilities will close at 12:00 p.m., Central Time, on December 20, 2006.

By Mail—Stockholders who elect to vote by mail are asked to complete, sign and date their proxy cards and mail them in the accompanying pre-addressed envelopes. Proxy cards submitted by mail must be received by the time of the meeting in order for your shares to be voted. Stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction cards provided by their brokers, trustees or nominees and mailing them in the accompanying pre-addressed envelopes.

At the Meeting—Shares held in your name as the stockholder of record may be voted by you in person at the annual meeting. Shares held beneficially in street name may be voted by you in person at the annual meeting only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares.

Can I change my vote?

You may change your vote at any time prior to the vote at the annual meeting by:

•	timely delivery of a later-dated proxy (including telephone or Internet vote);

•	written notice of revocation to our Secretary at 390 Interlocken Crescent, Suite 1000, Broomfield, Colorado 80021; or

•	attending the annual meeting and voting in person.

If you are a beneficial owner of shares, you may change your vote by submitting new voting instructions to your broker, trustee or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

How many shares must be present or represented to conduct business at the annual meeting?

The quorum requirement for holding the annual meeting and transacting business is that holders of a majority of the voting power of the issued and outstanding common stock must be present in person or represented by proxy. Both abstentions and broker non-votes (described below) are counted for the purpose of determining the presence of a quorum.

What are the voting requirements?

In the election of directors, you may vote “FOR” one or more of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. If you elect “WITHHELD,” your vote will be counted as a vote cast on such matter and will have the effect of a negative vote. You may not cumulate your votes for the election of directors. Each director requires the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy, entitled to vote and actually voted.

For the other items of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you elect to “ABSTAIN,” your vote will not be counted for voting purposes and therefore will have no effect on the outcome of any vote. If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items.

The proposal to approve the adoption of our Amended and Restated 2002 Long-Term Incentive and Share Award Plan requires the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy, entitled to vote, and actually voted on the proposal at the annual meeting. The proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, requires the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy, entitled to vote, and actually voted on the proposal at the annual meeting.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are considered present for purpose of determining a quorum but are not considered entitled to vote or votes cast on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained. An abstention is not a vote cast and will have no effect on the outcome of any matter being voted on at the meeting.

Who will serve as inspector of elections?

The inspector of elections will be a representative from our transfer agent, Wells Fargo Bank Minnesota, N.A.

Who will bear the cost of soliciting votes for the annual meeting?

We will bear the cost of soliciting proxies in the form enclosed. In addition to the solicitation by mail, proxies may be solicited personally, or by telephone, by our employees.

We may reimburse brokers holding common stock in their names or in the names of their nominees for their expenses in sending proxy material to the beneficial owners of such common stock.

PROPOSAL 1.    ELECTION OF DIRECTORS

The Board of Directors has nominated our eight directors for re-election by our stockholders. Each director will be elected for a one-year term.

The persons named as proxies in the accompanying proxy, who have been designated by the Board, intend to vote, unless otherwise instructed in such proxy, “FOR” the election of Messrs. Hannan, Hernandez, Hyde, Katz, Kincaid, Micheletto, Sorte and Stiritz as directors.

INFORMATION WITH RESPECT TO NOMINEES

The following sets forth the name and age of each nominee, identifies whether the nominee is currently a member of the Board, lists all other positions and offices, if any, now held by him with the Company, and specifies his principal occupation during the last five years.

Nominees for Directors

John J. Hannan, 53, was appointed a director of the Company in January 2004. Mr. Hannan is a founding partner of, and has been associated with, Apollo Management, L.P. since 1990. Apollo Management, L.P. is a private securities investment management firm and together with its affiliated managers serves as the investment manager to the Apollo Investment Funds. Mr. Hannan is a director of Apollo Investment Corporation, a public investment fund and Goodman Global, Inc. Mr. Hannan serves on the boards of several non-profit and community organizations.

Roland A. Hernandez, 49, was appointed a director of the Company in December 2002. Mr. Hernandez is the founding principal and Chief Executive Officer of Hernandez Media Ventures, a privately held company engaged in the acquisition and management of media assets. Prior to forming that company, Mr. Hernandez was the President, Chief Executive Officer and Chairman of the Board of Telemundo Group, Inc., a Spanish language television and entertainment company. From 1995 to 1998, Mr. Hernandez was the President and Chief Executive Officer of Telemundo. From 1986 to 1994, Mr. Hernandez was the president of the corporate general partner of Interspan Communications. Mr. Hernandez is a Director of Wal-Mart Stores, Inc., Ryland Group, Inc., MGM Mirage and Lehman Brothers Holdings Inc. He serves on the audit committee of Ryland Group, Inc. and as the chairman of the audit committees of both Wal-Mart Stores, Inc. and MGM Mirage.

Thomas D. Hyde, 57, was appointed a director of the Company in June 2006. Mr. Hyde is Executive Vice President and Corporate Secretary of Wal-Mart Stores, Inc. (“Wal-Mart”). From June 2003 to June 2005, Mr. Hyde served as Executive Vice President, Legal and Corporate Affairs and Corporate Secretary of Wal-Mart and from July 2001 to June 2003, he served as Executive Vice President, Senior General Counsel of Wal-Mart. Prior to July 2001, he served as Senior Vice President and General Counsel of Raytheon Company since 1992.

Robert A. Katz, 39, was appointed a director of the Company in June 1996, serving as Lead Director from June 2003 until his appointment as Chief Executive Officer of the Company in February 2006. Prior to his appointment as the Company’s Chief Executive Officer, Mr. Katz was associated with Apollo Management L.P. since 1990.

Richard D. Kincaid, 44, was appointed a director of the Company in June 2006. Mr. Kincaid is President, Chief Executive Officer and Trustee of Equity Office Properties Trust (“Equity Office”). Mr. Kincaid has been President of Equity Office since November 2002 and was named Chief Executive Officer effective April 1, 2003. From March 1997 until November 2002, Mr. Kincaid was Executive Vice President of Equity Office and was Chief Operating Officer from September 2001 until November 2002. He also was Chief Financial Officer of Equity Office from March 1997 until August 2002. Mr. Kincaid is a director of Rayonier Inc., a global supplier of timber, performance fibers and wood products.

Joe R. Micheletto, 70, was appointed a director of the Company in February 1997 and has been Chairman of the Board of the Company since February 2006. Mr. Micheletto serves as Vice Chairman of Ralcorp Holdings, Inc. (“Ralcorp”). From September 1996 to September 2003, Mr. Micheletto served as Chief Executive Officer and President of Ralcorp and was Co-Chief Executive Officer and Chief Financial Officer of Ralcorp from January 1994 to September 1996. From 1985 to 1994, he served as Vice President and Controller of Ralston Purina Company. From 1991 to 1997, Mr. Micheletto served as Chief Executive Officer of Ralston Resorts, Inc. Mr. Micheletto also serves as a director of Energizer Holdings, Inc.

John F. Sorte, 59, was appointed a director of the Company in January 1993. Mr. Sorte has been President and Chief Executive Officer of Morgan Joseph & Co. Inc., an investment banking firm, since June 2001. From March 1994 to June 2001, he served as President of New Street Advisors L.P. and from 1992 to 1994 as Chief Executive Officer of New Street Capital Corp. Prior to that Mr. Sorte joined Drexel Burnham Lambert Inc. as a Managing Director in 1980 and served as Chief Executive Officer from 1990 to 1992.

William P. Stiritz, 72, was appointed a director of the Company in February 1997. Mr. Stiritz has been a private equity investor since May 2001. From April 1998 to May 2001, he was Chairman of the Board, Chief Executive Officer and President of Agribrands International, Inc. Mr. Stiritz was Chairman of the Board of Ralston Purina Company from January 1982 to December 2001. Mr. Stiritz serves as Chairman of the Board of both Ralcorp and Energizer Holdings, Inc. and serves as a director of Federated Department Stores.

Vote Required for Approval

The affirmative vote of the holders of a majority of the shares represented in person or by proxy, entitled to vote and which have actually been voted on this matter is required for the election of each director.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THESE NOMINEES.

MANAGEMENT

The following table sets forth the executive officers of the Company (or its operating subsidiaries.)

Name	Position

Robert A. Katz	Chief Executive Officer
Blaise T. Carrig	Senior Vice President and Chief Operating Officer for Heavenly Mountain Resort
Keith Fernandez	President of the Real Estate Division, and Chief Operating Officer of Vail Resorts Development Company
John McD. Garnsey	Senior Vice President and Chief Operating Officer for Beaver Creek
William A. Jensen	Co-President of the Mountain Division (Vail Mountain, Beaver Creek and Heavenly) and Chief Operating Officer for Vail Mountain
Jeffrey W. Jones	Senior Executive Vice President and Chief Financial Officer
Roger D. McCarthy	Co-President of the Mountain Division (Breckenridge and Keystone) and Chief Operating Officer for Breckenridge
Martha D. Rehm	Executive Vice President, General Counsel and Secretary

For biographical information about Mr. Katz see “Information With Respect to Nominees.”

Blaise T. Carrig, 55, joined the Company as Senior Vice President and Chief Operating Officer for Heavenly Mountain Resort in September 2002. Mr. Carrig was President and Managing Director of The Canyons in Park City, Utah from July 1997 through August 2002 and, from 1976 to 1997, was employed at Sugarbush Resort in Warren, Vermont. At Sugarbush, he held various management positions in Mountain Operations, ultimately serving as the Managing Director of the resort.

Keith Fernandez, 54, joined the Company as President and Chief Operating Officer of Vail Resorts Development Company in May 2006. Since 1997, Mr. Fernandez was President and Chief Operating Officer of Intracorp San Diego/Hawaii, part of a family of independent, privately held real estate development companies. Prior to joining Intracorp, Mr. Fernandez was affiliated with Molokai Ranch, Ltd. for four years, a major land owner/developer in Hawaii.

John McD. Garnsey, 56, became Senior Vice President and Chief Operating Officer for Beaver Creek in May 1999. Mr. Garnsey served as President of the Vail Valley Foundation from 1991 through April 1999. Mr. Garnsey serves as President of the Beaver Creek Resort Company and is a director of the Vail Valley Foundation and the Vilar Center Arts Foundation. Mr. Garnsey was President of the Organizing Committee for the 1999 World Alpine Ski Championships.

William A. Jensen, 54, was appointed Co-President of the Company’s Mountain Division in February 2006. Mr. Jensen had previously been appointed Senior Vice President and Chief Operating Officer of Vail Mountain in May 1999. He originally joined the Company as Senior Vice President and Chief Operating Officer of Breckenridge in May 1997. Mr. Jensen was President of the Fibreboard Resort Group from 1991 to 1996. Mr. Jensen serves as the Chairman of the National Ski Areas Association.

Jeffrey W. Jones, 44, was appointed Senior Executive Vice President and Chief Financial Officer in February 2006. Mr. Jones had previously been appointed Senior Vice President and Chief Financial Officer for the Company in November 2003. He originally joined the Company in September 2003, as Senior Vice President and Chief Financial Officer of Vail Resorts Development Company. Mr. Jones is a member of the American Institute of Certified Public Accountants. From June 1999 to September 2003, Mr. Jones served as Executive Vice President and Chief Financial Officer of Clark Retail Enterprises, Inc. in Chicago, Illinois, a privately held multi-unit convenience, food and gasoline retailer. Clark Retail Group and Clark Retail Enterprises, Inc. filed for Chapter 11 protection under the United States bankruptcy laws on October 14, 2002. Mr. Jones also serves as a director and chairman of the audit committee of iPCS, Inc.

Roger D. McCarthy, 56, was appointed Co-President of the Company’s Mountain Division in February 2006. Mr. McCarthy had previously been appointed Senior Vice President and Chief Operating Officer of Breckenridge and Keystone in October 2002. Mr. McCarthy joined the Company as Senior Vice President and Chief Operating Officer of Breckenridge in February 2000. Mr. McCarthy previously held the position of Senior Vice President, Eastern Region for Intrawest Corporation, where he was responsible for six resorts, three in Canada and three in the United States. Mr. McCarthy served as a board member of Courmayeur Ski Area in Italy, a joint venture between Companie des Alpes of France and Intrawest. Mr. McCarthy is a Director of Summit Foundation and also serves as President Emeritus of Tremblant Foundation.

Martha D. Rehm, 55, was appointed Executive Vice President, General Counsel, and Secretary in February 2006. Ms. Rehm joined the Company as Senior Vice President, General Counsel and Secretary in May 1999. Prior to joining the Company, Ms. Rehm served since mid-1998 as Vice President and General Counsel of Corporate Express, Inc., a supplier of office products and computer supplies to corporations. Prior to 1998, she was a partner for many years with Holme Roberts & Owen LLP, a Denver-based law firm, where her practice included general corporate law emphasizing corporate finance and securities transactions.

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

Set forth in the following table is the beneficial ownership of common stock as of November 1, 2006 for all directors, nominees, the Named Executive Officers listed on the Summary Compensation Table, and, as a group, such persons and all other current executive officers.

Name	Number of Shares of Common Stock Beneficially Owned		Percent of Class
Joe R. Micheletto	31,168	(1)(2)(3)	*	%
John J. Hannan	18,750	(4)	*
Roland A. Hernandez	28,750	(1)	*
Thomas D. Hyde	—		*
Richard D. Kincaid	—		*
John F. Sorte	36,250	(5)	*
William P. Stiritz	26,250	(3)(5)	*
Robert A. Katz	101,247	(1)(6)	*
Jeffrey W. Jones	128,764	(7)	*
William A. Jensen	31,636	(8)	*
Roger D. McCarthy	44,922	(9)	*
Martha D. Rehm	110,497	(10)	*
Adam M. Aron(11)	132,144		*
Directors, nominees and executive officers as a group (16 Persons)	755,171	(12)	1.9%

*	As of November 1, 2006, no director or current executive officer owned more than one percent of the common stock outstanding (including exercisable options).
(1)	Includes options to purchase 25,000 shares of common stock which are currently exercisable.
(2)	Includes 1,418 shares of restricted stock that vest upon Mr. Micheletto ceasing to be a member of the Board of Directors.
(3)	Messrs. Micheletto and Stiritz disclaim beneficial ownership of all shares of common stock of the Company held by Ralcorp.
(4)	Includes options to purchase 15,000 shares of common stock which are currently exercisable.
(5)	Includes options to purchase 22,500 shares of common stock which are currently exercisable.
(6)	Includes 83,330 stock settled stock appreciation rights (“SARs”) which if exercised would be 15,497 shares of common stock (assuming a fair market value of $38.93, the closing price of our common stock on November 1, 2006) which are or will become exercisable on or before December 31, 2006.
(7)	Includes options to purchase 118,333 shares of common stock which are or will become exercisable on or before December 31, 2006 and 4,000 restricted share units which will vest on or before December 31, 2006.
(8)	Includes options to purchase 20,001 shares of common stock which are or will become exercisable on or before December 31, 2006 and 2,500 restricted share units which will vest on or before December 31, 2006.
(9)	Includes options to purchase 31,667 shares of common stock which are or will become exercisable on or before December 31, 2006 and 2,500 restricted share units which will vest on or before December 31, 2006.
(10)	Includes options to purchase 109,501 shares of common stock which are or will become exercisable on or before December 31, 2006.
(11)	Mr. Aron was Chairman of the Board of Directors and Chief Executive Officer during the fiscal year ended July 31, 2006 from August 1, 2005 to February 27, 2006. Mr. Aron’s information included in the table is based on Mr. Aron’s last Form 4 filing required by the Securities and Exchange Commission filed on January 6, 2006.
(12)	Includes options to purchase 493,665 shares of common stock which are or will become exercisable on or before December 31, 2006 and 9,000 restricted share units which will vest on or before December 31, 2006.

INFORMATION AS TO CERTAIN STOCKHOLDERS

Set forth below is certain information with respect to the only persons known to the Company to be the beneficial owners of more than five percent of the Company’s voting securities as of November 1, 2006, based on filings required by the Securities and Exchange Commission (“SEC”).

	Common Stock Beneficially Owned
Name of Beneficial Owner	Shares		Percent of Total
Ralcorp Holdings, Inc.	7,454,406	(1)	19.2%
Ronald Baron	4,754,335	(2)	12.3%
Columbia Wanger Asset Management, L.P.	2,460,400	(3)	6.4%

(1)	As reported by Ralcorp Holdings, Inc. and RH Financial Corporation on Schedule 13D/A filed with the SEC on November 1, 2006. The address for Ralcorp is 800 Market Street, Suite 1600, St. Louis, MO 63101.
(2)	As reported by Ronald Baron, Baron Capital Group, Inc., BAMCO, Inc., Baron Capital Management, Inc. and Baron Asset Fund on a joint Schedule 13G/A filed with the SEC on February 9, 2006. Ronald Baron is Chairman and Chief Executive Officer Baron Capital Group, Inc., BAMCO, Inc. and Baron Capital Management, Inc. and President and Chief Executive Officer of Baron Asset Fund. The address for Ronald Baron is 767 Fifth Avenue, 24th Floor, New York, NY 10153.
(3)	As reported by Columbia Wanger Asset Management, L.P. on Schedule 13G filed with the SEC on February 14, 2006. The address for Columbia Wanger Asset Management, L.P. is 227 West Monroe Street, Suite 3000, Chicago, IL 60606.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Company’s Board acts as the ultimate decision-making body of the Company and advises and oversees management, who are responsible for the day-to-day operations and administration of the Company. The Board has adopted Corporate Governance Guidelines which, along with the charters of the Board committees and the Company’s Code of Ethics & Business Conduct, provide the framework for the governance of the Company. A complete copy of the Company’s Corporate Governance Guidelines, the charters of the Board committees and the Code of Ethics & Business Conduct for employees and directors may be found on the Company’s website at www.vailresorts.com. Copies of these materials are available without charge upon written request to the Secretary of the Company.

Meetings of the Board

The Board held a total of ten meetings during the fiscal year ended July 31, 2006. During the fiscal year, all of the directors of the Company attended 75% or more of the meetings of the Board and of committees of the Board on which they served, either in person or telephonically. We do not have a formal policy regarding Board members attendance at our annual meetings of stockholders. Mr. Aron attended our last annual meeting of stockholders held on December 14, 2005.

The non-management directors meet in executive sessions at least semi-annually to discuss such matters as they deem appropriate and, at least once a year, to review the Compensation Committee’s annual review of the Chief Executive Officer. These executive sessions are chaired by the Chairman of the Board. The Chairman of the Board develops the agenda for Board meetings and reviews the Board’s governance procedures and policies. The Chairman is elected by the Board annually. Stockholders may communicate with the non-management directors by following the procedures under “—Communications with the Board of Directors.”

Director Nominations

The Nominating & Corporate Governance Committee considers and recommends candidates for election to the Board. The committee also considers candidates for election to the Board that are submitted by stockholders. Each member of the committee participates in the review and discussion of director candidates. In addition, members of the Board who are not on the committee may meet with and evaluate the suitability of candidates. In making its selections of candidates to recommend for election, the committee seeks persons who have achieved prominence in their field and who possess significant experience in areas of importance to the Company. The minimum qualifications that the Nominating & Corporate Governance Committee believes must be met for a candidate to be nominated include integrity, independence, forthrightness, analytical skills and the willingness to devote appropriate time and attention to the Company’s affairs. Candidates must also demonstrate a willingness to work as part of a team in an atmosphere of trust and a commitment to represent the interests of all the stockholders rather than those of a specific constituency. Successful candidates also demonstrate significant experience in areas of importance to the Company, such as general management, finance, marketing, technology, law or public sector activities.

Stockholders who wish to submit nominees for election at an annual or special meeting of stockholders should follow the procedure described in the Company’s Bylaws. The Nominating & Corporate Governance Committee applies the same standards in considering candidates submitted by stockholders as it does in evaluating candidates submitted by members of the Board. The Nominating & Corporate Governance Committee nominated the eight nominees that are up for election at this year’s annual meeting.

Determinations Regarding Independence

Under the Company’s Corporate Governance Guidelines, a majority of the Board must be comprised of directors who are independent under the Corporate Governance Standards of the New York Stock Exchange (the

“NYSE”). The Board has adopted categorical Standards of Director Independence, attached as Appendix “A” to this Proxy Statement, to assist it in making determinations of independence of Board members.

The Board has determined that each of the nominees, other than Mr. Katz, is “independent” under the Standards of Director Independence adopted by the Board. In making its determination with respect to Mr. Hannan, who is associated with Apollo Advisors, L.P. (which was previously an affiliate of Apollo Ski Partners, L.P.), the Board took into consideration that Apollo Ski Partners, L.P. had converted all of its Class A common stock into common stock, that Apollo Ski Partners, L.P. had distributed the common stock owned by it to its partners, that the stockholder agreement among Apollo Ski Partners, L.P., Ralcorp and the Company had been terminated effective October 1, 2004 and that the management fee of $500,000 per year previously paid to Apollo Advisors, L.P. ($83,000 paid in the fiscal year ended July 31, 2005) had been eliminated. In making its determination with respect to Messrs. Micheletto and Stiritz, who serve on the board of directors of Ralcorp as Vice Chairman and Chairman, respectively, the Board took into consideration that the stockholder agreement among Apollo Ski Partners, L.P., Ralcorp and the Company had been terminated and that Messrs. Micheletto and Stiritz serve as non-executive directors of Ralcorp.

Communications with the Board of Directors

The Nominating & Corporate Governance Committee, on behalf of the Board, reviews letters from stockholders and makes recommendations to the Board based on such communications. Stockholders can send communications to the Board by mail to Vail Resorts, Inc., 390 Interlocken Crescent, Suite 1000, Broomfield, Colorado 80021, Attention: Secretary and should specify the intended recipient or recipients. All such communications, other than unsolicited commercial solicitations or communications, will be forwarded to the appropriate director or directors for review. Any such unsolicited commercial solicitation or communication will be available to any non-management director who wishes to review it.

Code of Ethics & Business Conduct

The Company has adopted a Code of Ethics & Business Conduct that applies to all directors and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics is available on the Company’s website at www.vailresorts.com. The Company will also post on its website any amendment to the Code of Ethics and any waiver of the Code of Ethics granted to any of its directors or executive officers.

Committees of the Board

The Board has an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating & Corporate Governance Committee. The charters for all of these committees, which have been approved by the Board, are available on the Company’s website at www.vailresorts.com.

The Executive Committee

The Executive Committee regularly meets to discuss Company issues and held six meetings during the last fiscal year, including actions taken by unanimous written consent and telephonic meetings. The members of the Executive Committee are Messrs. Katz and Micheletto. Mr. Aron was also a member of the Executive Committee until his resignation as Director, Chairman of the Board and Chief Executive Officer in February 2006. The Executive Committee has all powers and rights necessary to exercise the full authority of the Board in intervals between meetings of the Board in the management of the business and affairs of the Company, subject to certain limitations set forth in the charter of the Executive Committee.

The Audit Committee

The Audit Committee is primarily concerned with the effectiveness of the Company’s independent registered public accounting firm, accounting policies and practices, financial reporting and internal controls. The Audit Committee acts pursuant to its charter, and is authorized and directed, among other things, to (1) appoint, retain, compensate, evaluate and terminate, as appropriate, the Company’s independent registered public accounting firm, (2) approve all audit engagement fees and terms, as well as all significant non-audit engagements with the independent registered public accounting firm, (3) discuss with management and the independent registered public accounting firm the Company’s annual audited financial statements and quarterly financial statements, (4) review reports by the independent registered public accounting firm describing its internal quality control procedures and all relationships between the Company and the independent registered public accounting firm and (5) annually prepare a report as required by the SEC to be included in the Company’s annual proxy statement.

The members of the Audit Committee for the fiscal year ended July 31, 2006 were Mr. Micheletto, Chairman, and Messrs. Hernandez and, from June 2006, Hyde and, until February 2006, Mr. Katz. The Board has determined that Mr. Micheletto is an “audit committee financial expert” as defined in the rules and regulations adopted pursuant to the Exchange Act. Mr. Hernandez, a member of the Audit Committee, also serves on the audit committee of Ryland Group, Inc., Wal-Mart Stores, Inc. and MGM Mirage. Under the rules of the NYSE, if an audit committee member simultaneously serves on the audit committees of more than three public companies, and the listed company does not limit the number of audit committees on which its audit committee members serve to three or less, then in each case, the board must determine that such simultaneous service would not impair the ability of such member to effectively serve on the listed company’s audit committee. The Board has determined that Mr. Hernandez’s simultaneous service on the audit committees of Ryland Group, Inc., Wal-Mart Stores, Inc. and MGM Mirage will not impair his ability to serve effectively as a member of the Company’s Audit Committee. The Board has determined that all current members of the Audit Committee are “independent” as defined by the Corporate Governance Standards of the NYSE and the rules of the SEC applicable to audit committee members. The Audit Committee held five meetings, including meetings by telephone, during the last fiscal year.

The Compensation Committee

The Compensation Committee acts pursuant to its charter and is authorized and directed, among other things, to (1) review and approve corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluate the Chief Executive Officer’s performance in light of those goals and objectives, and, either as a committee or together with the other independent directors (as directed by the Board), determine and approve the Chief Executive Officer’s compensation level based on this evaluation, (2) review the performance of and approve the individual elements of total compensation for the executive officers of the Company other than the Chief Executive Officer, (3) review and approve the Company’s incentive compensation and equity-based plans and approve changes to such plans, in each case subject, where appropriate, to stockholder or Board approval and (4) produce a compensation committee report on executive officer compensation as required by the SEC to be included in the Company’s annual proxy statement or Annual Report on Form 10-K filed with the SEC.

The members of the Compensation Committee for the fiscal year ended July 31, 2006 were Mr. Sorte, as Chairman from March 2006, and Messrs. Kincaid, from June 2006, and Micheletto and, until February 2006, Mr. Katz as Chairman. The Board has determined that all current members of the Compensation Committee are “independent” as defined by the Corporate Governance Standards of the NYSE. The Compensation Committee held eight meetings during the fiscal year ended July 31, 2006. The Compensation Committee consists of “non-employee directors,” within the meaning of Rule 16b-3 promulgated under the Exchange Act and “outside directors,” within the meaning of regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended, (the “Internal Revenue Code”) and grants awards to Named Executive Officers (as defined herein) and to officers who are subject to Section 16 of the Exchange Act under the Company’s 1996, 1999 and

2002 Long-Term Incentive and Share Award Plans. While Mr. Katz was Chairman of the Compensation Committee, Messrs. Micheletto and Sorte acted as a subcommittee of the Compensation Committee for purposes of granting awards to the Named Executive Officers. Mr. Katz, although, until his appointment as Chief Executive of the Company, was deemed independent by the Board and in accordance with Corporate Governance Standards of the NYSE, he was not considered an “outside director” under Section 162(m) of the Internal Revenue Code, as amended.

The Nominating & Corporate Governance Committee

The Nominating & Corporate Governance Committee acts pursuant to its charter and is authorized and directed to (1) review the overall composition of the Board, (2) actively seek individuals qualified to become Board members for recommendation to the Board, (3) identify and recommend to the Board director nominees for the next annual meeting of stockholders and members of the Board to serve on the various committees of the Board, (4) be responsible for oversight of the evaluation of the performance of the Board and management and (5) review and reassess the adequacy of the Corporate Governance Guidelines of the Company and recommend any proposed changes to the Board for approval. The members of the Nominating & Corporate Governance Committee for the fiscal year ended July 31, 2006 were Mr. Stiritz, Chairman, and Messrs. Hannan and Hernandez. The Board has determined that all current members of the Nominating & Corporate Governance Committee are “independent” as defined by the Corporate Governance Standards of the NYSE. The Nominating & Corporate Governance Committee held three meetings during the last fiscal year.

Compensation of Directors

All of our non-employee directors receive annual fees, payable in quarterly installments. The annual retainer for each Board member is $25,000 and meeting fees are $5,000 for each Board meeting attended in person and $1,000 for meetings attended telephonically. In addition, the Chairman of the Board receives an additional $50,000 per year, the Chairman of the Audit Committee receives an additional $25,000 per year, each other Audit Committee member receives an additional $15,000 per year and the Chairman of the Nominating & Corporate Governance Committee and the Chairman of the Compensation Committee each receive an additional $5,000 per year. Members of the Compensation Committee and Nominating & Corporate Governance Committee receive $1,000 per committee meeting attended and Audit Committee members receive $2,000 per each committee meeting attended.

The Lead Director receives an additional $25,000 per year, though the Company does not currently have a Lead Director. Mr. Katz waived the additional retainer amount he was entitled to receive in his position as Chairman of the Compensation Committee from August 1, 2005 to February 28, 2006.

All directors receive reimbursement of their reasonable travel expenses. The Company provides its directors with equity compensation as determined each year by the Compensation Committee, as well as certain skiing, golf and lodging privileges. On September 30, 2005, each then serving non-employee director was granted 3,750 restricted share units. Each such grant was subject to a one-year vesting period. Mr. Micheletto was also granted restricted shares in lieu of payment of his annual Board fees, 797 of which were issued during the fiscal year ended July 31, 2006. Mr. Micheletto received lodging and golf privileges of $1,804 and $400, respectively; Mr. Katz received ski school privileges of $9,810; Mr. Sorte received lodging privileges of $7,289 and utilized his $1,000 credit to receive services; and Mr. Hannan received ski school privileges of $10,710.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended July 31, 2006, the Compensation Committee consisted of Mr. Kincaid, since his appointment in June 2006, Messrs. Micheletto and Sorte and, until February 2006, Mr. Katz.

During the fiscal year ended July 31, 2006, no Compensation Committee interlocks existed between the Company and any other entity.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities to file initial reports of ownership and changes in ownership with the SEC and the NYSE. Such officers, directors and stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, the Company believes that all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis for the fiscal year ended July 31, 2006.

CERTAIN RELATIONSHIPS AND OTHER TRANSACTIONS

Messrs. Jensen, Jones, Katz, McCarthy and Rehm are party to agreements with the Company, as described in “Employment Agreements.” Mr. Aron was a party to an employment agreement with the Company that was terminated on February 27, 2006, pursuant to a separation agreement as described below and in “Employment Agreements.”

Since January 3, 1997, the Company, Apollo Ski Partners, L.P. and Ralcorp had been party to a stockholder agreement (the “Stockholder Agreement”) pursuant to which Apollo Ski Partners, L.P. and Ralcorp were subject to voting agreements and had certain registration rights. The Company, Apollo Ski Partners, L.P. and Ralcorp entered into a Termination Agreement (the “Termination Agreement”) on October 5, 2004 terminating the Stockholder Agreement. Under the Termination Agreement, Ralcorp retained certain demand and piggyback registration rights and the benefit of certain indemnification provisions for a period of time, all of which expired in April 2006.

In December 2004, Adam Aron, and Ronald Baron, a significant beneficial stockholder in the Company, reserved the purchase of condominium units at the planned “Arrabelle” project located in the core of LionsHead. In April 2005, Mr. Aron executed a purchase and sale agreement for the purchase of a condominium unit for a total purchase price of $4.6 million. Mr. Aron provided earnest money deposits totaling $690,000 and upgrade deposits totaling $154,000. In May 2005, Mr. Baron and his wife executed a purchase and sale agreement for the purchase of a condominium unit for a total purchase price of $14.0 million. Mr. and Mrs. Baron provided earnest money deposits totaling $2.1 million and upgrade deposits totaling $1.0 million. The earnest money deposits will be used to fund the construction of the Arrabelle project, which began in May 2005. The earnest money deposits are only refundable at the Company’s discretion or if the Company fails to complete the project. The sale of the condominiums has been approved by the Board, in accordance with the Company’s related party transactions policy.

On February 27, 2006, Mr. Aron entered into a Separation Agreement and General Release (“Separation Agreement”) with the Company in connection with Mr. Aron’s resignation as the Chairman of the Board of Directors and Chief Executive Officer whereby the Company agreed to, among other things: (1) make a payment to Mr. Aron of $1,508,795 on August 31, 2006, (2) make a payment to Mr. Aron of $1,141,000 on September 30, 2006, (3) make a payment to Mr. Aron of accrued salary and vacation through February 27, 2006, (4) retain certain of Mr. Aron’s club memberships previously vested in him in connection with his employment for a limited period of time, and (5) provide Mr. Aron and his immediate family members certain ski privileges for the 2006/2007 ski season. Mr. Aron agreed, among other things, to refrain from disparaging the Company and for a period of one year beginning February 27, 2006, to refrain from competing with the Company and soliciting the Company’s managerial employees. Mr. Aron is also subject to a permanent covenant to maintain confidentiality of the Company’s confidential information that he obtained during his employment. A copy of the Separation Agreement was filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on March 3, 2006.

See “Employment Agreements” for a discussion of certain compensation transactions with Mr. Aron.

In September 2003, the Company invested in the purchase of a residence in Eagle County, Colorado for Jeffrey W. Jones, the Company’s Senior Executive Vice President and Chief Financial Officer, and his family. The Company contributed $650,000 toward the purchase price of the residence and thereby obtained a 46.1% undivided ownership interest in such residence. In May 2006, Mr. Jones’ former residence was sold, in connection with the Company’s relocation of its corporate headquarters to Broomfield, Colorado, for approximately $2.0 million. The net proceeds to the Company for its 46.1% ownership interest were approximately $851,000, $201,000 in excess of the Company’s investment. In June 2006, the Company invested in the purchase of a residence in the Denver/Boulder, Colorado area, for Mr. Jones. The Company contributed $650,000 towards the purchase price of the residence and thereby obtained a 31.0% undivided ownership interest in such residence. Upon the earlier of the acquisition by Mr. Jones of the residence or the resale of the residence following termination of Mr. Jones’ employment with the Company, the Company is entitled to receive its proportionate share of the resale price, or fair value if purchased by Mr. Jones, of the residence, net of customary closing costs and less certain deductions for material home improvements.

See “Employment Agreements” for a discussion of certain compensation transactions with Mr. Jones.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

The following table provides information concerning compensation paid by the Company to the current and former Chief Executive Officer and the four other highest paid current and former executive officers of the Company for the fiscal year ended July 31, 2006 (collectively, the “Named Executive Officers”).

	Annual Compensation				Long-Term Compensation
					Awards
Name, Principal Position and Fiscal Year	Salary ($)	Bonus ($)		Other Annual Compensation ($)	Restricted Stock Awards ($)(a)		Securities Underlying Options/SARs (#)	All Other Compensation ($)

Robert A. Katz, Chief Executive Officer
2006	405,320	407,500	(b)	—	1,099,013	(c)	300,000	6,715	(d)

Jeffrey W. Jones, Senior Executive Vice President and Chief Financial Officer
2006	405,288	382,500		—	1,265,000	(c)	130,000	78,248	(d)(e)
2005	352,212	314,813		—	—		50,000	9,927	(d)
2004	267,865	300,000		—	181,920		75,000	80,161	(d)(e)

William A. Jensen, Co-President of the Mountain Division
2006	387,596	300,000		—	86,250	(c)	25,000	17,492	(d)
2005	364,789	273,750		—	—		35,000	7,838	(d)
2004	343,805	300,000		—	113,700		35,000	7,812	(d)

Roger D. McCarthy, Co-President of the Mountain Division
2006	367,884	285,000		—	86,250	(c)	25,000	19,471	(d)
2005	344,327	259,150		—	—		35,000	7,554	(d)
2004	318,942	275,000		—	113,700		35,000	5,562	(d)

Martha D. Rehm, Executive Vice President and General Counsel
2006	359,038	277,500		—	57,500	(c)	17,500	84,370	(d)(f)
2005	336,377	301,875		—	—		25,000	7,908	(d)
2004	306,931	275,000		—	—		25,000	7,671	(d)

Adam M. Aron, former Chairman and Chief Executive Officer
2006	484,417	—		—	215,625		90,000	2,660,695	(d)(g)
2005	749,346	924,000		—	—		120,000	57,206	(d)(g)
2004	707,542	800,000		—	341,100		120,000	44,226	(d)(g)

(a)	Reflects the value of restricted stock or restricted share unit awards, valued at the closing stock price on the date of the grant. Dividends, if declared, are paid on restricted stock, but are not paid on restricted share unit awards. The aggregate number and value (calculated using the closing price of our common stock on the NYSE on July 31, 2006, the last trading day in fiscal 2006, of $34.57) of the total shares of restricted stock and restricted share units held (subject to vesting and/or forfeiture restrictions) by our Named Executive Officers as of July 31, 2006 is as follows:

Name:	Amount:	Value:
Robert A. Katz	29,585	$1,022,753
Jeffrey W. Jones	48,000	$1,659,360
William A. Jensen	5,500	$190,135
Roger D. McCarthy	5,500	$190,135
Martha D. Rehm	2,000	$69,140

(b)	For the fiscal year ended July 31, 2006, Mr. Katz received a pro rata bonus for five months.
(c)	30,000 shares of restricted stock awarded to Mr. Katz vest in equal portions over 36 months and 3,750 restricted share units awarded to Mr. Katz in his capacity as a non-executive director prior to commencing as Chief Executive Officer vest on September 30, 2006. Awards of restricted share units to Messrs. Jensen, Jones and McCarthy and Ms. Rehm vest in equal portions on September 30, 2006, September 30, 2007 and September 30, 2008, other than 40,000 restricted share units awarded to Mr. Jones which vest on September 30, 2008.
(d)	Amounts shown include the following, with dollar amounts for 2006 shown: (1) for Messrs. Jones, Jensen and McCarthy, Ms. Rehm and Mr. Aron, respectively, our matching 401(k) contributions of $6,787, $6,780, $6,529 $3,842, and $2,611; (2) for Messrs. Katz, Jones, Jensen and McCarthy and Ms. Rehm supplemental life insurance of $6,395, $1,150, $850, $5,040, and $585; and (3) for Messrs. Katz, Jones, Jensen and McCarthy, Ms. Rehm and Mr. Aron, respectively supplemental long-term disability premiums of $320, $3,375, $8,344, $5,007, $8,121 and $1,305.
(e)	Includes $66,276 in relocation compensation for 2006 and, for 2004, includes $77,603 in relocation compensation and $2,510 in reimbursement of Cobra premiums.
(f)	Includes $70,234 in relocation compensation.
(g)	Includes $872, $5,316 and $897 of goods and services received by Mr. Aron at the Company’s resorts and at the Company’s expense in 2004, 2005 and 2006, respectively, and for 2006 includes $2,649,795 in accrued severance payments pursuant to the Separation Agreement more fully described under “Certain Relationships and Other Transactions.”

The following table sets forth information concerning individual grants of stock options or SARs made under our stock option plans in the fiscal year ended July 31, 2006 to each of the Named Executive Officers.

Option Grants/SARs in the Fiscal Year Ended July 31, 2006

	Individual Grants
Name	Number of Securities Underlying Options/SARs Granted (#)		% of Total Options/SARs Granted to Employees in the Fiscal Year-Ended July 31, 2006	Exercise or Base Price ($/Sh)	Expiration Date		Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option/SARs Term(1)
							5%($)	10%($)
Robert A. Katz	300,000	(2)	37.3%	31.69	2/28/16		5,978,901	15,151,710
Jeffrey W. Jones	100,000	(3)	12.4%	28.08	9/30/15		1,765,936	4,475,229
	30,000	(4)	3.7%	28.08	9/30/15		529,781	1,342,569
William A. Jensen	25,000	(4)	3.1%	28.08	9/30/15		441,484	1,118,807
Roger D. McCarthy	25,000	(4)	3.1%	28.08	9/30/15		441,484	1,118,807
Martha D. Rehm	17,500	(4)	2.2%	28.08	9/30/15		309,039	783,165
Adam M. Aron	90,000	(4)	11.2%	28.08	—	(5)	1,589,343	4,027,706

(1)	The potential realizable value uses the hypothetical rates specified by the SEC and is not intended to forecast future appreciation, if any, of the Company’s common stock price.
(2)	The grant vests in equal installments over 36 months commencing with the first month following the date of grant.
(3)	The grant is exercisable beginning September 30, 2008.
(4)	One-third of the grant was exercisable beginning on September 30, 2006, one-third is exercisable beginning on September 30, 2007, and the remainder is exercisable beginning on September 30, 2008.
(5)	Pursuant to the separation agreement with Mr. Aron by which Mr. Aron’s employment with the Company was terminated, all stock options and other equity-based compensation that were not exercisable as of February 27, 2006 were cancelled or forfeited. Vested options continued to be exercisable until May 28, 2006, after which time the unexercised options were forfeited. Mr. Aron no longer holds any stock options in the Company.

The following table sets forth information concerning each exercise of stock options or SARs during the fiscal year ended July 31, 2006 by each of the Named Executive Officers and the value of unexercised options or SARs at July 31, 2006.

Aggregated Option/SARs Exercises During Year Ended July 31, 2006

and Option/SARs Values as of July 31, 2006

Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options/SARs (#)	Value of Unexercised In-the-Money Options/SARs($)(1)
			Exercisable/ Unexercisable	Exercisable/ Unexercisable
Robert A. Katz	—	—	66,665 / 258,335	545,920 / 744,004
Jeffrey W. Jones	—	—	66,671/188,329	1,262,756 / 1,870,943
William A. Jensen	85,000	1,409,926	0 / 60,001	0 / 763,333
Roger D. McCarthy	131,000	2,676,930	0 / 60,001	0 / 763,333
Martha D. Rehm	40,000	745,050	90,999 /42,501	1,592,868 /542,926
Adam M. Aron(2)	640,000	8,325,587	—	—

(1)	The value realized on the exercise of options and SARs is equal to the closing price on the NYSE of the underlying common stock on the date of exercise less the exercise price of the option or SAR multiplied by the number of shares underlying the options or SARs exercised. The value of the unexercised in-the-money options and SARs is equal to the closing price of our common stock on the NYSE at July 31, 2006 of $34.57 per share less the option or SAR exercise price multiplied by the number of shares underlying the options or SARs.
(2)	Pursuant to the separation agreement with Mr. Aron by which Mr. Aron’s employment with the Company was terminated, all stock options and other equity-based compensation that were not exercisable as of February 27, 2006 were cancelled or forfeited. Vested options continued to be exercisable until May 28, 2006, after which time the unexercised options were forfeited. Mr. Aron no longer holds any stock options in the Company.

Securities Authorized for Issuance under Equity Compensation Plans

The following table summarizes the Company’s equity compensation plans as of July 31, 2006:

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(in thousands)		(in thousands)
Equity compensation plans approved by security holders(1)	1,783	$22.18	573
Equity compensation plans not approved by security holders	—	—	—

Total	1,783	$22.18	573

(1)	Columns (a) and (b) do not include 193,000 shares of restricted stock and restricted share units which are subject to vesting over the next two years.

EMPLOYMENT AGREEMENTS

The Company has entered into certain employment agreements with the Named Executive Officers, as described below. The senior officers of the Company generally receive the benefits of use of one or more of the Company’s private clubs and other perquisites such as skiing and parking privileges as a part of their responsibilities and employment, and not as personal benefits.

The Company entered into an employment agreement with Robert A. Katz effective February 28, 2006 to serve as the Company’s Chief Executive Officer. The initial term of the agreement is until February 28, 2009, with automatic two year renewal periods. The initial base salary was set at $815,000, subject to annual adjustments by the Board, though in no case may the base salary be reduced. Mr. Katz was paid $67,917 for his services prior to the date of the employment agreement. Pursuant to the employment agreement, Mr. Katz also participates in the Company’s annual bonus incentive plan at the discretion of the Board. The Company has agreed that, if it achieves its budget for the year, Mr. Katz’s “target opportunity” under the bonus incentive plan for each year will be at least 80% of his base salary.

Pursuant to the agreement, Mr. Katz was granted 30,000 restricted shares of common stock, which vest in equal monthly installments over a three-year period, commencing on the first month anniversary of the employment agreement. Mr. Katz also received 300,000 stock-settled SARs pursuant to the Company’s 2002 Long-Term Incentive and Share Award Plan. The SARs have a ten-year term with an exercise price equal to the fair market value of the common stock on the day of grant, February 28, 2006 and will be settled with common stock. The SARs vest and become exercisable in equal monthly installments over a three-year period beginning on the first month anniversary of the employment agreement. The restricted stock, SARs, and any restricted stock, SARs or options later granted vest automatically upon a change of control of the Company or if Mr. Katz is terminated by reason of disability, death, or without cause. In such cases, Mr. Katz will be entitled to receive his base salary for a two-year period and a pro-rata bonus in the year of termination.

Pursuant to the employment agreement, Mr. Katz receives customary health, disability, insurance, pension and retirement benefits. He also receives club membership at any of the clubs the Company owns or manages, ski benefits and ski instruction benefits for him and his immediate family, lodging at any of the Company’s hotels and $10,000 in discretionary spending at the Company’s properties for his personal use.

Mr. Katz is subject to a non-compete, non-solicit of the Company’s managerial employees and non-disparagement of the Company for the term of his employment and two years, two years and five years thereafter, respectively. Mr. Katz is also subject to a permanent covenant to maintain confidentiality of the Company’s confidential information.

The Company entered into an employment agreement with Jeffrey W. Jones effective November 18, 2003 to serve as the Company’s Chief Financial Officer, which was amended and restated on September 24, 2004. The initial term of the agreement was through September 30, 2005, and provides for automatic renewals for successive one year periods thereafter. Pursuant to his employment agreement, Mr. Jones’ base salary is subject to annual increases by the Chief Executive Officer and the Board. However, without Mr. Jones’ written consent, no decreases may be made below $365,000 per year. Mr. Jones participates in the Company’s bonus plan.

Mr. Jones is entitled to future stock option grants and restricted stock grants at the discretion of the Chief Executive Officer and the Board. Mr. Jones receives customary health, disability and insurance benefits and is entitled to certain club memberships. The Company also agreed to pay Mr. Jones his reasonable relocation costs and the reasonable costs incurred by Mr. Jones in selling his primary residence in Illinois. Mr. Jones is subject to a one-year covenant not to compete and a permanent covenant to maintain confidentiality with respect to information or trade secrets that Mr. Jones learns in the course of his employment. In addition, upon termination of his agreement by the Company without cause, or termination by Mr. Jones with good reason, Mr. Jones is entitled to continue to receive his base salary for a period of twelve (12) months following his termination, along with a pro-rated bonus in the year of termination. Mr. Jones is also entitled to certain benefits upon termination of his employment as a result of death or disability.

In connection with Mr. Jones’ employment, the Company agreed to invest up to $650,000, but not to exceed 50% of the purchase price, for the purchase of a residence for Mr. Jones and his family in Eagle County, Colorado. The Company contributed $650,000 toward the purchase price of the residence and thereby obtained an approximate 46% undivided ownership interest in such residence. That residence was sold in May 2006 in connection with the Company’s relocation of its corporate headquarters to Broomfield, Colorado. In June 2006, the Company invested in the purchase of a residence in the Denver/Boulder, Colorado area, for Mr. Jones. The Company contributed $650,000 towards the purchase price of the residence and thereby obtained a 31.0% undivided ownership interest in such residence. Upon the resale of the residence, or within approximately eighteen (18) months of the termination of Mr. Jones’ employment with the Company, whichever is earlier, the Company is entitled to receive its proportionate share of the resale price or fair value of the residence, less certain deductions for material home improvements.

Effective as of May 1, 1997, Vail Associates, Inc. entered into an employment agreement with William A. Jensen to serve as Senior Vice President and Chief Operating Officer of Breckenridge Resort. In May 1999, Mr. Jensen was named Chief Operating Officer of Vail Mountain and in March 2006 was named as Co-President Mountain Division. The initial term of the employment agreement was May 1, 1997 through September 30, 2000 with automatic one-year renewals after September 30, 2000. Mr. Jensen’s base salary is subject to annual increases at the discretion of the Chief Executive Officer and the Board. Mr. Jensen participates in the Company’s bonus plan.

Mr. Jensen is entitled to future stock option awards and restricted stock grants at the discretion of the Chief Executive Officer and the Board. Mr. Jensen receives customary health, dental, long-term disability and life insurance benefits and is entitled to certain club membership benefits. Vail Associates, Inc. also agreed to reimburse Mr. Jensen his moving and relocation expenses, not to exceed $40,000. Mr. Jensen is subject to a one-year covenant not to compete and a permanent covenant to maintain confidentiality with respect to information or trade secrets that Mr. Jensen learns in the course of his employment. Upon termination of Mr. Jensen’s employment by the Company, without cause, or by Mr. Jensen, for good reason, Mr. Jensen shall be entitled to continue to receive his then current base salary (plus certain insurance benefits) for a period of twelve (12) months following termination, along with a pro-rated bonus in the year of termination. In the event that at any time after six months following a change in control (as defined in the agreement), Mr. Jensen’s agreement is terminated without cause, or by him for good reason, or is non-renewed by the Company, then Mr. Jensen is entitled to receive his then current base salary through the date of termination or non-renewal, a pro-rata bonus in the year of termination or non-renewal, continuation of his then current base salary for a period of eighteen months from the date of termination or non-renewal, and any fully vested options or shares. Mr. Jensen is also entitled to certain benefits upon termination of his employment as a result of disability or death.

In connection with Mr. Jensen’s employment, Vail Associates, Inc. agreed to invest $1,000,000 in the purchase of a primary residence for Mr. and his family in Vail, Colorado. Vail Associates, Inc. contributed $1,000,000 toward the purchase price of the residence and thereby obtained an approximate 49% undivided ownership interest in such residence. Vail Associates, Inc. is entitled to receive its proportionate share of the resale price or fair value of the residence, less certain deductions, upon the resale of the residence or within approximately eighteen (18) months after Mr. Jensen’s termination of employment from the Company, whichever occurs first.

Effective as of July 17, 2000, Vail Associates, Inc. entered into an employment agreement with Roger McCarthy to serve as Senior Vice President and Chief Operating Officer of Breckenridge Ski Resort. In November 2002, Mr. McCarthy’s role expanded to include Keystone Resort. The initial term of the employment agreement was July 17, 2000 through September 30, 2002 with automatic one-year renewals after September 30, 2002. Pursuant to his employment agreement, Mr. McCarthy’s base salary is subject to annual increases at the discretion of the Chief Executive Officer and the Board. Mr. McCarthy participates in the Company’s bonus plan.

Mr. McCarthy is entitled to future stock option awards at the discretion of the Chief Executive Officer and the Board. Mr. McCarthy receives customary health, dental, long-term disability and life insurance benefits and is entitled to certain club membership benefits. Mr. McCarthy is subject to a one-year covenant not to compete and a permanent covenant to maintain confidentiality with respect to information or trade secrets that Mr. McCarthy learns in the course of his employment. Upon termination of Mr. McCarthy’s employment by the Company, without cause, or by Mr. McCarthy, for good reason, Mr. McCarthy shall be entitled to continue to receive his then current base salary (plus certain insurance benefits) for a period of twelve (12) months following termination, along with a pro-rated bonus in the year of termination. Mr. McCarthy is also entitled to certain benefits upon termination of his employment as a result of disability or death.

In connection with Mr. McCarthy’s employment, Vail Associates, Inc. agreed to invest up to $400,000, but not to exceed 50% of the purchase price, for the purchase of a primary residence for Mr. McCarthy and his family in Breckenridge, Colorado. Vail Associates, Inc. contributed $400,000 toward the purchase price of the residence and thereby obtained an approximate 41% undivided ownership interest in such residence. Vail Associates, Inc. is entitled to receive its proportionate share of the resale price or fair value of the residence, less certain deductions, upon the resale of the residence or within approximately eighteen (18) months after Mr. McCarthy’s termination of employment from the Company, whichever occurs first.

The Company entered into an employment agreement with Martha D. Rehm effective May 10, 1999 to serve as the Company’s Senior Vice President, General Counsel and Secretary. The initial term of the agreement was through April 30, 2002, and provides for automatic renewals for successive one year periods thereafter, unless terminated or not renewed as provided in the agreement. Pursuant to the employment agreement, the base salary is subject to annual increases at the direction of the Chief Executive Officer and the Board. However, no reductions in the base salary may be made without Ms. Rehm’s consent. Pursuant to an amendment to her employment agreement effective October 1, 2004, Ms. Rehm’s base salary base salary was increased to $350,000 per year. Ms. Rehm participates in the Company’s bonus plan at the discretion of the Board.

Ms. Rehm is entitled to future stock option grants and restricted stock grants at the discretion of the Chief Executive Officer and the Board. Ms. Rehm receives customary health, disability and insurance benefits and is entitled to certain club membership benefits. The Company also agreed to pay Ms. Rehm up to $20,000 for moving and relocation costs. Ms. Rehm is subject to a one-year covenant not to compete with the Company and a permanent covenant to maintain confidentiality with respect to information or trade secrets that Ms. Rehm learns in the course of her employment. At any time after a change of control (as defined in the agreement) if Ms. Rehm is terminated without cause or if the agreement is terminated by Ms. Rehm for good reason, or is not renewed by the Company, then Ms. Rehm is entitled to receive her salary for a period of eighteen (18) months following such termination or non-renewal along with a pro-rated bonus in the year of termination. Also, in the event of a change in control, all of Ms. Rehm’s options vest if she remains employed for at least six months following the change in control, or following the change in control, her employment is terminated as a result of death, disability or is terminated without cause. Upon termination of her agreement by the Company without cause, termination by Ms. Rehm with good reason, or a non-renewal of the agreement by the Company, Ms. Rehm is entitled to continue to receive her base salary for a period of twelve (12) months following her termination, along with a pro-rated bonus in the year of termination. Ms. Rehm is also entitled to certain benefits upon termination of her employment as a result of death or disability.

The Company had an employment agreement with Adam M. Aron, pursuant to which Mr. Aron served as the Chief Executive Officer of the Company, that was terminated on February 27, 2006 pursuant to the Separation Agreement. During the fiscal year ended July 31, 2006, Mr. Aron served as Chairman of the Board and Chief Executive Officer from August 1, 2005 to February 27, 2006. Pursuant to the employment agreement, the initial term of Mr. Aron’s employment was July 29, 1996 through September 30, 1999, with automatic renewals thereafter in two-year terms, subject to notice of termination by either Mr. Aron or the Company.

Pursuant to the employment agreement, Mr. Aron’s minimum base salary was initially set at $675,000 per year, subject to annual increases, as determined by the Compensation Committee of the Board. Mr. Aron was, and had been since October 1, 1997, eligible to participate in the Company’s bonus plan until February 27, 2006. Under the terms of the Separation Agreement, Mr. Aron became ineligible to participate in the Company’s bonus program upon his resignation.

Under the employment agreement, Mr. Aron was originally granted 37,500 restricted shares of common stock and options to purchase 260,000 shares of common stock, all of which have vested. Pursuant to amendments to the employment agreement, Mr. Aron was granted an additional 180,000 shares of restricted stock, all of which have vested. Pursuant to the Separation Agreement, any stock options, restricted stock or equity-based compensation awards Mr. Aron held that were not vested or exercisable as of February 27, 2006 were cancelled and forfeited. All vested options continued to be exercisable until May 28, 2006, after which time the unexercised options were forfeited.

During the period Mr. Aron was Chief Executive Officer, the Company provided Mr. Aron a life insurance policy of $5.0 million and $500,000 of annual disability income protection. The Company purchased, for approximately $1.5 million, a home in the Vail Valley for Mr. Aron’s use while employed by the Company (the “Residence”). In accordance with the employment agreement, as amended, Mr. Aron became fully vested in the following components of compensation as of August 3, 2003:

•	A one-time bonus of $600,000 which Mr. Aron used to purchase Red Sky Ranch Lot 5 and related Red Sky Golf Club membership from the Company for a purchase price of $600,000. The lot and membership collectively had an estimated fair market value of $1.0 million as of the vesting date. Mr. Aron closed the purchase of the lot on August 29, 2003, and the Company paid him the related one-time bonus on August 3, 2003; and

•	A one-time bonus of $1.8 million which Mr. Aron used to purchase the Residence from the Company and pay related closing costs and to purchase a related Beaver Creek Club membership for a combined purchase price of $1.8 million. The Residence and membership collectively had an estimated fair market value of $1.9 million as of the vesting date. Mr. Aron closed on the Residence on December 22, 2003, and the Company paid him the related one-time bonus on December 31, 2003.

In addition, as of May 1, 2001, Mr. Aron vested in the right to acquire Bachelor Gulch Lot 99 and related Bachelor Gulch and Red Sky Golf Club memberships for a purchase price of $646,750. At the time Mr. Aron vested in this right, the lot and related memberships had an estimated fair market value of $2.2 million. As of August 3, 2003, Mr. Aron vested in the right to receive a one-time bonus of $659,750 which Mr. Aron used to purchase and pay related closing costs for the lot and related memberships. Mr. Aron closed on the purchase of the lot and memberships on August 29, 2003 and the Company paid him the related one-time bonus on August 3, 2003. The estimated fair market value of the lot and related memberships was $3.1 million at the date of purchase.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

General

The Compensation Committee of the Board (the “Committee”) for the fiscal year ended July 31, 2006 was comprised of Mr. Sorte, as Chairman commencing March 2006, and Messrs. Micheletto and, commencing June 2006, Kincaid and, until February 2006, Mr. Katz as Chairman.

The Committee is responsible for establishing and administering the Company’s executive compensation programs, its equity incentive plans, the grant of options to purchase the Company’s stock and performance-based compensation to the Company’s executives. The Compensation Committee consists of “non-employee directors,” within the meaning of Rule 16b-3 promulgated under the Exchange Act and “outside directors,” within the meaning of regulations promulgated under Section 162(m) of the Internal Revenue Code, grants awards to Named Executive Officers and to officers who are subject to Section 16 of the Exchange Act under the Company’s 1999 and 2002 Long-Term Incentive and Share Award Plans. While Mr. Katz was Chairman of the Compensation Committee, Messrs. Micheletto and Sorte acted as a subcommittee of the Compensation Committee for purposes of granting awards to Named Executive Officers. Mr. Katz, although, until his appointment as Chief Executive Officer in February 2006, was deemed independent by the Board and in accordance with the Corporate Governance Standards of the NYSE, he was not considered an “outside director” under Section 162(m) of the Internal Revenue Code.

Compensation Philosophy

The Committee’s compensation philosophy is designed to support the Company’s primary objective of creating value for stockholders. The Committee believes that the following compensation strategies for the Company’s executive officers, including the Chief Executive Officer, achieve this objective:

•	Attract and retain talented executives—The Company provides core compensation in the form of base salary and benefit programs that are comparable to those of similarly sized companies in the resort/leisure/hospitality industry. The base salary target is generally based on industry survey results. For higher levels of responsibility, the base salary component is intended to be a diminishing portion of the executive’s potential total compensation.

•	Emphasize pay for performance—The Company’s stock based plans establish a significant relationship between current Company performance and incentive compensation, on a sliding scale basis, with substantial rewards possible for exceptional results and no reward for poor results.

•	Encourage management stock ownership—The Committee firmly believes that long-term stockholder value will be significantly enhanced by management stock ownership. As a result, the Company’s stock based long-term incentive plans strongly encourage stock ownership by executive officers.

The Internal Revenue Code imposes a limitation on the deduction for certain executive officers’ compensation unless certain requirements are met. The Company and the Committee have carefully considered the impact of these tax laws in setting the levels of executive compensation and generally strive to minimize the Company’s tax burden. However, notwithstanding this general policy, the Committee has authorized, and will continue to retain the authority to authorize, payments that may not be deductible if it believes that they are in the best interests of both the Company and its stockholders. The Committee will continue to consider on a case-by-case basis whether particular compensation awards and programs that do not satisfy the condition of Section 162(m) outweigh the costs to the Company of the loss of related tax deductions. In the fiscal year ended July 31, 2006, the Company recorded non-deductible compensation expense of approximately $2.9 million related to executive employment and compensation.

While the Company will continue to use a variety of compensation elements to achieve the objective of creating value for stockholders, including base salary, bonuses, stock options and restricted stock awards, the Committee has determined that restricted share unit awards and stock appreciation awards will become a more significant portion of executive officer compensation. Consistent with that philosophy, the Committee has expanded the use of restricted share unit awards and stock appreciation awards for executive officers and the use of restricted share awards for other Company employees.

Base Salary

The Company generally establishes base salary ranges by considering compensation levels in similarly sized companies in the resort/leisure/hospitality industry. The base salary targets are generally established based upon industry survey results in light of the Company’s strategic goals compared to other publicly owned, growth-oriented companies, including certain companies in the peer group in the Performance Graph included in this proxy statement. The Company’s current philosophy is to pay base salaries sufficient to attract and retain executives with a broad, proven track record of performance.

The base salary and performance of each executive officer is reviewed periodically (at least annually) by his or her immediate supervisor (or the Committee, in the case of the Chief Executive Officer) resulting in salary actions as appropriate. An executive officer’s level of responsibility is the primary factor used in determining base salary. Individual performance and industry information are also considered in determining any salary adjustment. The Committee reviews and approves all executive officer salary adjustments as recommended by the Chief Executive Officer. The Committee reviews the performance of the Chief Executive Officer and establishes his base salary.

Bonus Plan

In the fiscal year ended July 31, 2006, all Named Executive Officers, other than Mr. Aron, whose employment with the Company was terminated pursuant to his separation agreement, were eligible for an annual bonus under the annual cash bonus plan approved by the Board. While the Committee does not apply a completely formulaic approach, for the fiscal year ended July 31, 2006, the performance measure selected by the Committee for cash bonuses was the meeting of certain Reported EBITDA targets. Reported EBITDA is calculated as segment net revenue less segment operating expense plus or minus segment equity income or loss. In the event the Company’s Reported EBITDA for the fiscal year ended July 31, 2006, as determined on both an aggregate and a divisional basis, met or exceeded certain predetermined target levels, the appropriate divisional executive participating in the plan was eligible to receive an incentive award for the fiscal year ended July 31, 2006. Such awards are based upon salary level, the Committee’s determination of the individual’s position and level of responsibility and the Committee’s assessment of the individual’s impact upon the Company’s financial success. A target bonus percentage of base salary is predetermined for each executive level on the basis of market practices. The Committee generally targets between the 50th and the 75th percentile of market comparisons for the combination of base salary and incentive bonus awards. For the fiscal year ended July 31, 2006, the Company exceeded predetermined targets for Reported EBITDA. Based on these results, and the Committee’s assessment of individual performance, the Company paid bonus compensation for the fiscal year ended July 31, 2006 to all of the Named Executive Officers, other than Mr. Aron. The bonuses received by the Named Executive Officers are reflected in the Summary Compensation Table.

Stock Option and Share Award Program

The Company’s existing stock option and long-term incentive and share award plans are designed to align management interests with those of stockholders. In furtherance of this objective, the level of stock option grants, restricted stock awards, restricted share unit awards and/or stock appreciation rights for executive officers is determined by the Committee each year, typically in consultation with the Chief Executive Officer except with respect to the Chief Executive Officer himself. Awards for all employees (including all executive officers) are determined by giving consideration to base salary, level of responsibility, industry long-term compensation information and other factors the Committee deems relevant. In order to encourage increased Company performance in the future, the Company’s stock options generally vest in equal one-year increments over a three year period, except that options granted to Mr. Aron vested up to ten years from the date of grant, certain options granted to Mr. Jones have a three year cliff vesting period and certain stock appreciation rights granted to Mr. Katz vest in equal monthly increments over a 36-month period, each subject to certain vesting acceleration conditions. For the most part, restricted share unit awards for executive officers vest in one-year increments over a period of three years. Certain restricted share units granted to Mr. Jones have a three year cliff vesting period and certain restricted shares granted to Mr. Katz vest in equal monthly increments over a 36-month period. Pursuant to Mr. Aron’s Separation Agreement, stock options and certain restricted share units that had not vested by February 27, 2006 were cancelled and forfeited and all vested options continued to be exercisable until May 28, 2006, after which time the unexercised options were forfeited. All stock options granted in the fiscal year ended July 31, 2006 to the Named Executive Officers are reflected in the table entitled “Option Grants/SARs in the Fiscal Year-Ended July 31, 2006.”

Deferred Compensation Plan

On September 15, 2000, The Vail Corporation d/b/a Vail Associates, Inc., an indirect wholly owned subsidiary of the Company (the “Employer”), adopted a Deferred Compensation Plan (the “Grandfathered Plan”) for the benefit of a select group of management or highly compensated employees (the “Participants”). The Grandfathered Plan is not tax qualified. Section 409A of the Internal Revenue Code, enacted as part of the American Jobs Creation Act of 2004, sets forth specific tax requirements related to nonqualified deferred compensation plans, including the Grandfathered Plan. Rules under Section 409A are effective for nonqualified deferrals of compensation after December 31, 2004. As a result, after December 31, 2004, no new contributions were accepted into the Grandfathered Plan.

Effective January 1, 2005, the Employer began operating a new nonqualified deferred compensation plan designed to comply with Section 409A (the “Plan”). The Plan provides for two classes of Participants. Class 1 Participants may contribute to the Plan up to 95% of their base pay and up to 95% of any Employer-paid bonus. Class 2 Participants may defer only an amount of base pay equal to any 401(k) compliance test refund. Effective January 1, 2007, all Participants will be eligible to defer up to 80% of their base salary (including an amount of base pay equal to any 401(k) compliance test refund) and 100% of any Employer-paid bonus. Members of the Board of Directors may contribute up to 100% of their director fees. All contributions made by Participants are 100% vested. The Employer may, on an annual basis, elect to make matching and/or discretionary employer contributions, although to date, the Employer has not made any such contributions. Matching and discretionary contributions vest as determined by the Employer or the Plan’s administrative committee (the “Committee”). The Employer or the Committee may accelerate the vesting on matching and/or discretionary Employer contributions at any time, and accelerated vesting will generally occur automatically upon a “change in control” as defined in Section 409A.

Under the Plan, all contributions for a Plan year are allocated among the following two types of accounts at the election of the Participant: Separation from Service accounts and Scheduled Distribution accounts. Separation from Service accounts are generally payable in a lump sum or installments six months following the termination of a Participant’s employment. Scheduled Distribution accounts are generally payable as a lump sum at a designated date at least three years from the year of deferral. Participants have limited rights to delay distributions from either type of account, provided that the election to delay a distribution (i) is made at least 12 months prior to the date the distribution would otherwise have been made, and (ii) delays the distribution for at least 5 years. All accounts are payable immediately upon the Participant’s disability or death. Participants generally have the right to receive an early distribution from their accounts only upon an unforeseeable emergency. Participants have the right to designate hypothetical investments for their accounts, and their accounts are credited with gains or losses in accordance with the Participants’ selections.

All contributions are placed in a rabbi trust which restricts the Employer’s use of and access to the contributions. However, all money in the rabbi trust remains subject to the Employer’s general creditors in the event of bankruptcy. The trustee—Wells Fargo Bank Minnesota, N.A.—is entitled to invest the trust fund in accordance with guidelines established by the Employer. Currently all assets are invested in a Trust Owned Life Insurance policy. To the extent that the funds in the trust are insufficient to pay Plan benefits, the Employer is required to fund the difference.

Chief Executive Officer Compensation

Mr. Aron served as Chief Executive Officer during the fiscal year ended July 31, 2006 from August 1, 2005 to February 27, 2006. Mr. Aron’s compensation for this period consisted of base salary in addition to participation in the Company’s benefit programs. Mr. Aron’s base salary for this period was paid in accordance with his Employment Agreement, as described in “Employment Agreements.” At the time the Company entered into and amended Mr. Aron’s agreement, the Committee gave consideration to Chief Executive Officer compensation in other publicly owned, growth-oriented and similarly sized companies in comparable industries. During the fiscal year ended July 31, 2006, Mr. Aron was granted SARs with respect to 90,000 shares of common stock under the Company’s 2002 Long Term Incentive and Share Award Plan. Any stock options previously granted that had not vested by February 27, 2006 were cancelled and forfeited. All vested options continued to be exercisable until May 28, 2006, after which time the unexercised options were forfeited. As of November 6, 2006, Mr. Aron no longer holds any stock options or restricted stock. All compensation earned by Mr. Aron in the fiscal year ended July 31, 2006 is reflected in the Summary Compensation Table.

Mr. Katz was appointed Chief Executive Officer February 28, 2006. Mr. Katz’s compensation for the period he has served as Chief Executive Officer during the fiscal year ended July 31, 2006 consisted of base salary in addition to participation in the Company’s benefit programs. Mr. Katz’s base salary for this period was paid in accordance with his Employment Agreement, as described in “Employment Agreements.” Mr. Katz was paid an additional $67,917 for his services prior to the effective date of his employment agreement. At the time the Company entered into Mr. Katz’s employment agreement, the Committee gave consideration to Chief Executive Officer compensation in other publicly owned, growth-oriented and similarly sized companies in comparable industries. Mr. Katz was granted 30,000 shares of restricted stock and 300,000 stock-settled SARs pursuant to the Company’s 2002 Long-Term Incentive and Share Award Plan to provide incentive to strive to operate the Company in a manner that directly affects both short term and long term interest of the stockholders. Mr. Katz also received a pro rata bonus for the five months he served as Chief Executive Officer during the fiscal year ended July 31, 2006. All compensation earned by Mr. Katz in the fiscal year ended July 31, 2006 is reflected in the Summary Compensation Table.

Compensation Committee

John F. Sorte, Chairman

Joe R. Micheletto

Richard D. Kincaid

AUDIT COMMITTEE REPORT

Management is responsible for the Company’s accounting practices, internal control over financial reporting, the financial reporting process and preparation of the consolidated financial statements. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements for the fiscal year ended July 31, 2006 were prepared in accordance with generally accepted accounting principles. The Audit Committee reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm, including a discussion of the quality of the accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements, and management’s assessment of the effectiveness of the Company’s internal control over financial reporting. The Audit Committee further discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended by Statement on Auditing Standards No. 90, as well as the independent registered public accounting firm’s opinion on the effectiveness of the Company’s internal control over financial reporting and on management’s assessment of the Company’s internal control over financial reporting.

The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and letter required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent registered public accounting firm, and were satisfied with, that firm’s independence.

The Audit Committee discussed with the Company’s internal auditor and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting. Additionally, the Audit Committee meets with the internal auditor, with and without management present, to discuss the results of their examination and evaluation of the Company’s internal control over financial reporting.

Based upon the Audit Committee’s discussion with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the Company’s audited financial statements as and for the fiscal year ended July 31, 2006 be included in the Company’s Annual Report on Form 10-K for the year ended July 31, 2006 for filing with the SEC.

Audit Committee

Joe R. Micheletto, Chairman

Roland A. Hernandez

Thomas D. Hyde

Fees Billed to Vail Resorts by PricewaterhouseCoopers LLP during Fiscal Years ended July 31, 2006 and 2005

Audit Fees.    Audit fees (including expenses) billed (or billable) to the Company by PricewaterhouseCoopers LLP with respect to the fiscal years ended July 31, 2006 and July 31, 2005 financial statements were $2,420,198 and $3,369,681, respectively.

Audit-Related Fees.    Audit-related fees (including expenses) billed (or billable) to the Company by PricewaterhouseCoopers LLP with respect to the fiscal years ended July 31, 2006 and July 31, 2005 were $4,000 and $353,724, respectively. For the fiscal year ended July 31, 2006, such fees include audit fees related to the Vail Resorts 401(k) Retirement Plan. For the fiscal year ended July 31, 2005 such fees include audit fees related to the Vail Resorts 401(k) Retirement Plan and audit work related to a subsidiary hotel property sale.

Tax Fees.    There were no tax fees billed or billable to the Company by PricewaterhouseCoopers LLP with respect to the fiscal years ended July 31, 2006 and July 31, 2005.

All other Fees.    All other fees (including expenses) billed by PricewaterhouseCoopers LLP with respect to the fiscal years ended July 31, 2006 and July 31, 2005 were $3,087 and $177,204, respectively. For the fiscal year ended July 31, 2006 fees were for access to a research database and for the fiscal year ended July 31, 2005, fees were primarily in connection with the information requests related to the previously disclosed SEC investigation which was terminated in September 2005.

The Audit Committee determined that the provision of services described above under “All Other Fees” was compatible with maintaining PricewaterhouseCoopers LLP’s independence.

The Audit Committee has the sole authority to approve all audit engagement fees and terms and pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. The Audit Committee has delegated authority to the Chairman of the Audit Committee to pre-approve services in between Audit Committee meetings subject to ratification by the Audit Committee at its next meeting. Fees for non-audit services that are not pre-approved must be less than 5% of total fees paid. For the fiscal years ended July 31, 2006 and July 31, 2005, 100% of “Audit-Related Fees” and 100% of “All Other Fees” were pre-approved by the Audit Committee.

Performance Graph

The following graph compares the performance of the Company’s common stock to The Russell 2000 Stock Index, The S&P 500 Stock Index and the Company’s Peer Group Index*.

*	The Company’s Peer Group Index’s performance is weighted according to market capitalization. The Company included the Russell 2000 in the graph because the Company is included in such index and because there is no established industry index for the Company’s business. Total stockholder return is weighted according to market capitalization so that companies with a larger market capitalization have a greater impact on the Peer Group’s index results. Historical stock performance during this period may not be indicative of future stock performance.

The total return graph is presented for the period from the end of the Company’s 2001 fiscal year through the end of the Company’s 2006 fiscal year. The total stockholder return assumes that $100 is invested at the beginning of the period in the common stock of the Company, The Russell 2000, The S&P 500 Stock Index and the Company’s Peer Group. The Company’s Peer Group is comprised of: Hilton Hotels; Host Marriott; Marriott International; Six Flags, Inc.; Intrawest Corp. and American Skiing Company, which the Company believes compete with the Company and are believed by the Company to be companies that analysts would most likely use to compare with an investment in the Company.

PROPOSAL 2.    APPROVAL OF THE ADOPTION OF THE AMENDED AND RESTATED 2002 LONG-TERM INCENTIVE AND SHARE AWARD PLAN

The Board originally approved the Vail Resorts, Inc. 2002 Long-Term Incentive and Share Award Plan on October 8, 2002, and our stockholders approved the plan on December 9, 2002. On November 6, 2006 (the “Effective Date”), the Board adopted the Amended and Restated 2002 Long-Term Incentive and Share Award Plan (the “Plan”), subject to approval from our stockholders. The primary purpose of the Plan is to make available additional shares of common stock for awards under the Plan to attract and retain well-qualified individuals to serve in key positions with the Company and its subsidiaries by providing them with performance-related incentives. The Plan is materially different from the Vail Resorts, Inc. 2002 Long-Term Incentive and Share Award Plan in the following ways:

•	The number of shares of common stock authorized for issuance under the Plan has been increased (1) from 2,500,000 to 5,000,000 shares and (2) augmented to include an amount equal to the number of shares of common stock remaining for issuance under the Company’s 1999 Long-Term Incentive and Share Award Plan and a number of shares of common stock that is equal to any shares of common stock that are forfeited pursuant to the terms of the Company’s 1999 Long-Term Incentive and Share Award Plan;

•	Equity awards may be substituted or assumed in connection with mergers, reorganizations, separations, or other transactions to which Internal Revenue Code Section 424(a) applies. The number of shares of common stock reserved for issuance under the Plan may be increased by the corresponding number of awards assumed and, in the case of a substitution, by the net increase in the number of shares of common stock subject to awards before and after the substitution;

•	Performance based cash awards may be granted;

•	Fair market value is determined by reference to the closing price of our common stock on the date of grant; and

•	The expiration date of the Plan on November 6, 2016.

We are asking our stockholders to approve the Plan as the Board believes that approval of the Plan is essential to the Company’s continued success. The primary purpose of the Plan is to make available shares of common stock for awards under the Plan to attract and retain well-qualified individuals to serve in key positions with the Company and its subsidiaries by providing them with performance-related incentives. The Board believes that the continued availability and use of performance-based incentives and stock-based awards as an element of key employee compensation represents an important aspect in promoting the future growth and profitability of the Company and its subsidiaries. As of November 1, 2006, under the existing plan, there were nonqualified stock options to purchase 1,312,336 shares of common stock outstanding, SARs with respect to 507,786 shares of common stock outstanding, 24,752 shares of restricted stock outstanding and 200,767 restricted share units outstanding.

The stockholders are now requested to approve the adoption of the Plan. The following summary of the Plan is qualified in its entirety by express reference to the Plan, which is attached as Appendix “B” to this Proxy Statement.

Description of Plan

The Plan is intended to provide incentives to attract, retain and motivate employees, consultants and directors in order to achieve our long-term growth and profitability objectives. The Plan will provide for the grant to eligible employees, consultants and directors of stock options, SARs, restricted stock, restricted share units, performance stock, performance units, performance cash awards, dividend equivalents and other stock-based awards (the “Awards”). An aggregate of 5,000,000 shares of common stock has been reserved for issuance under the Plan; provided, however, that such number shall be increased by (1) the number of shares of common stock available for issuance under the Company’s 1999 Long-Term Incentive and Share Award Plan as of the Effective Date and (2) the number of shares of common stock, if any, that are subject to awards issued under the Company’s 1999 Long-Term Incentive and Share Award Plan that are forfeited, canceled, terminated or surrendered on or after the Effective Date (of which: (1) during a calendar year the maximum number of stock with respect to which options and SARs may be granted to an eligible participant under the Plan will be 1,000,000 shares of common stock, and (2) during a calendar year the maximum number of stock with respect to which performance stock, performance units, restricted stock and restricted share units intended to qualify as performance-based compensation may be granted to an eligible participant under the Plan shall be not more than the equivalent of 200,000 shares of common stock), subject to anti-dilution adjustments in the event of certain changes in our capital structure, as described below. If any Awards are forfeited, cancelled, terminated, exchanged or surrendered or such Award is settled in cash or otherwise terminates without a distribution of shares of common stock, any shares of common stock counted against the number of shares of common stock reserved and available under the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, termination, cancellation, exchange or surrender, again be available for Awards under the Plan. Shares issued pursuant to the Plan will be either authorized but unissued stock or treasury stock.

Eligibility and Administration

Officers and other employees and consultants of the Company and its subsidiaries and affiliates and directors of the Company will be eligible to be granted Awards under the Plan. The Plan will be administered by the Compensation Committee (or sub-committee thereof) or such other Board committee (or the entire Board) as may be designated by the Board (the “Committee”). Unless otherwise determined by the Board, the Committee will consist of two or more non-employee directors with the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”), each of whom is an outside director within the meaning of Internal Revenue Code Section 162(m). The Committee will determine which eligible employees, consultants and directors receive Awards, the types of Awards to be received and the terms and conditions thereof. The Committee will have authority to waive conditions relating to an Award or accelerate vesting of Awards. All of our employees are currently eligible to participate in the Plan. The actual number of employees who will receive future Awards under the Plan cannot be determined because selection for participation in the Plan is in the sole discretion of the Committee. A summary of current Awards is set forth below.

The Committee shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Internal Revenue Code Section 424(a) applies. The number of shares of common stock reserved for issuance may be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of shares of common stock subject to Awards before and after the substitution.

The Committee will be permitted to delegate to officers or other directors of the Company the authority to perform administrative functions for the Plan and, with respect to Awards granted to persons not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine to the extent permitted under Rule 16b-3 of the Exchange Act and applicable law. If an Award is intended to be qualified as performance-based compensation under Section 162(m) of the Internal Revenue Code, the Committee may not increase the amount of compensation payable if it would disqualify the Award under Section 162(m) of the Internal Revenue Code.

Except for certain antidilution adjustments, unless the approval of our stockholders is obtained, options and SARs issued under the Plan will not be amended to lower their exercise price and options and SARs issued under the Plan will not be exchanged for other Options or SARs with lower exercise prices.

Awards

Incentive stock options (“ISOs”) intended to qualify for special tax treatment in accordance with the Internal Revenue Code and nonqualified stock options not intended to qualify for special tax treatment under the Internal

Revenue Code may be granted for such number of shares of common stock as the Committee determines. The Committee will be authorized to set the terms relating to an option, including exercise price and the time and method of exercise. However, the exercise price of options will not be less than the fair market value of the stock on the date of grant, and the term will not be longer than ten years from the date of grant of the options. The terms of ISOs will comply with the provisions of Section 422 of the Internal Revenue Code. ISOs may only be granted to employees. Awards may be granted alone, in tandem with or in exchange for any other Award.

A SAR will entitle the holder thereof to receive with respect to each share of common stock subject thereto, an amount equal to the excess of the fair market value of one share of common stock on the date of exercise (or, if the Committee so determines, at any time during a specified period before or after the date of exercise) over the exercise price of the SAR set by the Committee as of the date of grant. However, the exercise price of the SARs will not be less than the fair market value of the stock on the date of grant, and the term will not be longer than ten years from the date of grant of the SARs. Payment with respect to SARs may be made in cash or shares of common stock as determined by the Committee.

Awards of restricted stock will be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose. Such restrictions will lapse under circumstances as the Committee may determine, including upon the achievement of performance criteria referred to below. Except as otherwise determined by the Committee, eligible individuals granted restricted stock will have all of the rights of a stockholder, including the right to vote restricted stock and receive dividends thereon, and unvested restricted stock will be forfeited upon termination of service during the applicable restriction period.

A restricted share unit will entitle the holder thereof to receive shares of common stock or cash at the end of a specified deferral period. Restricted share units will also be subject to such restrictions as the Committee may impose. Such restrictions will lapse under circumstances as the Committee may determine, including upon the achievement of performance criteria referred to below. Except as otherwise determined by the Committee, restricted share units subject to deferral or restriction will be forfeited upon termination of service during any applicable deferral or restriction period.

Performance stock and performance units will provide for future issuance of stock or payment of cash, respectively, to the recipient upon the attainment of corporate performance goals established by the Committee over specified performance periods. Performance cash awards will provide for the payment of cash to the recipient upon attainment of corporate performance goal established by the Committee over specified performance periods. Except as otherwise determined by the Committee, performance stock, performance units and performance cash awards will be forfeited upon termination of service during any applicable performance period. Prior to payment of performance stock, performance units or performance cash awards, the Committee will certify that the performance objectives were satisfied. Performance objectives may vary from individual to individual and will be based upon one or more of the following performance criteria as the Committee may deem appropriate: appreciation in value of the common stock; total stockholder return; earnings per share; operating income; net income; pretax earnings; pretax earnings before interest, depreciation and amortization; pro forma net income; return on equity; return on designated assets; return on capital; economic value added; earnings; revenues; expenses; operating profit margin; operating cash flow; net profit margin; free cash flow; cash flow return on investment; and operating margin. The Committee may revise performance objectives if significant events occur during the performance period which the Committee expects to have a substantial effect on such objectives.

Dividend equivalents granted under the Plan will entitle the holder thereof to receive cash, shares of common stock or other property equal in value to dividends paid with respect to a specified number of shares of common stock. Dividend equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis. The Committee is also authorized, subject to limitations under applicable law, to grant such other Awards that may be denominated in, valued in, or otherwise based on, shares of common stock, as deemed by the Committee to be consistent with the purposes of the Plan.

Nontransferability

Unless otherwise set forth by the Committee in an award agreement, Awards (except for vested stock) will generally not be transferable by the participant other than by will or the laws of descent and distribution and will be exercisable during the lifetime of the participant only by such participant or his or her guardian or legal representative.

Capital Structure Changes

If the Committee determines that any dividend, recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, repurchase, stock exchange or other similar corporate transaction or event affects the common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of eligible participants under the Plan, then the Committee is authorized to make such equitable changes or adjustments as it deems appropriate, including adjustments to (1) the number and kind of stock which may thereafter be issued under the Plan, (2) the number and kind of stock, other securities or other consideration issued or issuable in respect of outstanding Awards and (3) the exercise price, grant price or purchase price relating to any Award.

Amendment and Termination

The Plan may be amended, suspended or terminated by the Board at any time, in whole or in part. However, any amendment for which stockholder approval is required by Section 422 of the Internal Revenue Code will not be effective until such approval has been attained. In addition, no amendment, suspension, or termination of the Plan may materially and adversely affect the rights of a participant under any Award theretofore granted to him or her without the consent of the affected participant. The Committee may waive any conditions or rights, amend any terms, or amend, suspend or terminate, any Award granted, provided that, without participant consent, such amendment, suspension or termination may not materially and adversely affect the rights of such participant under any Award previously granted to him or her.

Effective Date and Term

The Plan became effective as of November 6, 2006, subject to approval by our stockholders at our Annual Meeting of Stockholders. Unless earlier terminated, the Plan will expire on November 6, 2016, and no further awards may be granted thereunder after such date.

Market Value

The per share closing price of the common stock on November 10, 2006 was $41.09.

Federal Income Tax Consequences

The following is a summary of the federal income tax consequences of the Plan, based upon current provisions of the Internal Revenue Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretation thereof, and does not address the consequences under any state, local or foreign tax laws.

Stock Options

In general, the grant of an option will not be a taxable event to the recipient and it will not result in a deduction to us. The tax consequences associated with the exercise of an option and the subsequent disposition of shares of common stock acquired on the exercise of such option depend on whether the option is a nonqualified stock option or an ISO.

Upon the exercise of a nonqualified stock option, the participant will recognize ordinary taxable income equal to the excess of the fair market value of the shares of common stock received upon exercise over the exercise price. We will generally be able to claim a deduction in an equivalent amount. Any gain or loss upon a subsequent sale or exchange of the shares of common stock will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of common stock, to the participant.

Generally, a participant will not recognize ordinary taxable income at the time of exercise of an ISO and no deduction will be available to us, provided the option is exercised while the participant is an employee or within three months following termination of employment (longer, in the case of disability or death). If an ISO granted under the Plan is exercised after these periods, the exercise will be treated for federal income tax purposes as the exercise of a nonqualified stock option. Also, an ISO granted under the Plan will be treated as a nonqualified stock option to the extent it (together with other ISOs granted to the participant by us) first becomes exercisable in any calendar year for shares of common stock having a fair market value, determined as of the date of grant, in excess of $100,000.

If shares of common stock acquired upon exercise of an ISO are sold or exchanged more than one year after the date of exercise and more than two years after the date of grant of the option, any gain or loss will be long-term capital gain or loss. If shares of common stock acquired upon exercise of an ISO are disposed of prior to the expiration of these one-year or two-year holding periods (a “Disqualifying Disposition”), the participant will recognize ordinary income at the time of disposition, and we will generally be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares of common stock at the date of exercise over the exercise price. Any additional gain will be treated as capital gain, long-term or short-term, depending on how long the shares of common stock have been held. Where shares of common stock are sold or exchanged in a Disqualifying Disposition (other than certain related party transactions) for an amount less than their fair market value at the date of exercise, any ordinary income recognized in connection with the Disqualifying Disposition will be limited to the amount of gain, if any, recognized in the sale or exchange, and any loss will be a long-term or short-term capital loss, depending on how long the shares of common stock have been held.

If an option is exercised through the use of shares of common stock previously owned by the participant, such exercise generally will not be considered a taxable disposition of the previously owned stock and, thus, no gain or loss will be recognized with respect to such previously owned stock upon such exercise. The amount of any built-in gain on the previously owned stock generally will not be recognized until the new stock acquired on the option exercise are disposed of in a sale or other taxable transaction.

Although the exercise of an ISO as described above would not produce ordinary taxable income to the participant, it would result in an increase in the participant’s alternative minimum taxable income and may result in an alternative minimum tax liability.

Restricted Stock

A participant who receives shares of restricted stock will generally recognize ordinary income at the time that the shares “vest”, i.e., either when they are not subject to a substantial risk of forfeiture or when they are freely transferable. The amount of ordinary income so recognized will be the fair market value of the common stock at the time the income is recognized (determined without regard to any restrictions other than restrictions which by their terms will never lapse), less the amount, if any, paid for the stock. This amount is generally deductible for federal income tax purposes by us. Dividends paid with respect to common stock that is nonvested will be ordinary compensation income to the participant (and generally deductible by us). Any gain or loss upon a subsequent sale or exchange of the shares of common stock, measured by the difference between the sale price and the fair market value on the date restrictions lapse, will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of common stock. The holding period for this purpose will begin on the date following the date restrictions lapse.

In lieu of the treatment described above, a participant may elect, solely with respect to a grant of shares of restricted stock, immediate recognition of income under Section 83(b) of the Internal Revenue Code. In such event, the participant will recognize as income the fair market value of the restricted stock at the time of grant (determined without regard to any restrictions other than restrictions which by their terms will never lapse), and we will generally be entitled to a corresponding deduction. Dividends paid with respect to stock as to which a proper Section 83(b) election has been made will not be deductible to us. If a Section 83(b) election is made and the restricted stock is subsequently forfeited, the participant will not be entitled to any offsetting tax deduction.

SARs and Other Awards

With respect to SARs, restricted share units, performance stock, performance units, performance cash awards, dividend equivalents and other Awards under the Plan not described above, generally, when a participant receives payment with respect to any such Award granted to him or her under the Plan, the amount of cash and the fair market value of any other property received will be ordinary income to such participant and will be allowed as a deduction for federal income tax purposes to us.

Payment of Withholding Taxes

The Company may withhold, or require a participant to remit to us, an amount sufficient to satisfy any federal, state or local withholding tax requirements associated with Awards under the Plan.

Deductibility Limit on Compensation in Excess of $1 Million

Internal Revenue Code Section 162(m) limits publicly-held companies such as the Company to an annual deduction for federal income tax purposes of $1 million for compensation paid to their covered employees (i.e., the chief executive officer and four other most highly compensated executive officers). However, performance-based compensation is excluded from this limitation. The Plan is designed to permit the Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

To qualify as performance-based:

(1)	the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;

(2)	the performance goal under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as outside directors for purposes of the exception;

(3)	the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by stockholders of the corporation before payment is made in a separate vote; and

(4)	the compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

In the case of compensation attributable to stock options, the performance goal requirement (summarized in (i) above) is deemed satisfied, and the certification requirement (summarized in (iv) above) is inapplicable, if the grant or award is made by the applicable compensation committee; the plan under which the option is granted states the maximum number of shares of common stock with respect to which options may be granted during a specified period to an employee; and under the terms of the option, the amount of compensation is based solely on an increase in the value of the common stock after the date of grant.

The types of pre-established, objective performance goals that may be applied by the Committee are outlined above. The maximum number of shares of common stock that may be issued during any calendar year pursuant to specific Awards is also set forth above.

Under the Internal Revenue Code, a director is an “outside director” of the Company if he or she is not a current employee of the Company; is not a former employee who receives compensation for prior services (other than under a qualified retirement plan); has not been an officer of the Company; and does not receive, directly or indirectly (including amounts paid to an entity that employs the director or in which the director has at least a five percent ownership interest), remuneration from the Company in any capacity other than as a director.

New Plan Benefits

Future awards under the Plan to our officers, employees and consultants are at the discretion of the Committee. The benefits that may be received by our officers and other employees if our stockholders approve the adoption of the Plan cannot be determined at this time, and we have not included a table reflecting such benefits or awards.

During the fiscal year ended July 31, 2006, awards were made to the Named Executive Officers and other participants under certain other previously approved plans and under the 2002 Long-Term Incentive and Share Award prior to the described amendment and restatement. Set forth in the table below is the number of award grants made only under the 2002 Long-Term Incentive and Share Award Plan during the fiscal year ended July 31, 2006 prior to the amendment and restatement.

Name and Position	Number of Shares Subject to Share Appreciation Right Awards	Number of Shares Subject to Restricted Stock Awards (“RSA”)	Number of Shares Subject to Restricted Share Unit (“RSU”) Awards	Dollar Value of Shares subject to RSA and RSU Awards(1)
Robert A. Katz, CEO	300,000	30,000	—	—
Jeffrey W. Jones, SEVP & CFO	—	—	—	—
William A. Jensen, Co-President, Mtn Div	—	—	—	—
Roger D. McCarthy, Co-President, Mtn Div	—	—	—	—
Martha D. Rehm, EVP & GC	—	—	—	—
Executive Group	327,708	30,000	8,305	1,491,213
Non-Executive Director Group	—	797	—	31,027
Non-Executive Officer Employee Group	—	—	—	—

(1)	The value of shares of restricted stock and restricted share units issued during the fiscal year ended July 31, 2006 was calculated using the closing price of our common stock on the New York Stock Exchange on November 1, 2006, of $38.93.

Vote Required for Approval

The affirmative vote of the holders of a majority of the shares represented in person or by proxy which are entitled to vote and which have actually been voted on this matter is required for the adoption of the Plan.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE ADOPTION OF THE AMENDED AND RESTATED 2002 LONG TERM INCENTIVE AND SHARE AWARD PLAN.

PROPOSAL 3    RATIFICATION OF THE APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP to serve as the independent registered public accounting firm for the year ending July 31, 2007. PricewaterhouseCoopers LLP expects to have a representative at the 2006 annual meeting who will have the opportunity to make a statement and who will be available to answer appropriate questions.

It is understood that even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders.

Vote Required For Approval

The affirmative vote of the holders of a majority of the shares represented in person or by proxy which are entitled to vote and which have actually been voted on this matter is required for this proposal to be adopted.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

FUTURE STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

The deadline for stockholders to submit proposals pursuant to Rule 14a-8 of the Exchange Act for inclusion in the Company’s proxy statement and proxy for the 2007 Annual Meeting of Stockholders is July 20, 2007.

Any stockholder proposals received outside of the Rule 14a-8 procedure for consideration at the Company’s 2007 Annual Meeting of Stockholders must be delivered to the Secretary of the Company no later than thirty (30) days prior to the 2007 Annual Meeting of Stockholders; provided, that in the event notice of the date of the 2007 Annual Meeting of Stockholders is not made at least sixty (60) days prior to the date of such meeting, notice by the stockholder to be timely must be so received not later than the close of business on the ninth calendar day following the day on which notice is first made of the date of the 2007 Annual Meeting of Stockholders. Such notices must be in accordance with the procedures described in the Company’s bylaws. You can obtain a copy of the Company’s bylaws by writing the Secretary at the address shown on the cover of this proxy statement.

OTHER MATTERS

At the date of this proxy statement, the Board has no knowledge of any business other than that described herein which will be presented for consideration at the meeting. In the event any other business is presented at the meeting, the persons named in the enclosed proxy will vote such proxy thereon in accordance with their judgment in the best interests of the Company.

MARTHA D. REHM Executive Vice President, General Counsel and Secretary

November 17, 2006

Appendix A

Standards of Director Independence

A director shall be considered independent if the Board makes an affirmative determination after a review of all relevant information that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company).

In addition to the foregoing, a director shall not fail to meet any of the independence tests set forth in section 303A.02(b) of the NYSE Listed Company Manual or any successor provisions thereto, which tests include:

•	The director is, or has been within the last three years an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer, of the Company.

•	The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

•	(A) The director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time.

•	The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.

•	The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

The Board will deem a director to be independent if no relationship or transaction exists that would disqualify a director under the NYSE tests set forth above and no other relationships or transactions exist of a type not specifically mentioned that, in the Board’s opinion, taking into account all facts and circumstances, would impair a director’s ability to exercise his or her independent judgment.

To assist it in evaluating the broad array of potential relationships between a director and the Company, the Board has categorically determined that none of the following relationships or transactions constitutes a “material relationship” between a director and the Company:

•	The director, an entity with which a director is affiliated, or one or more members of the director’s immediate family, purchased property or services from the Company (i) in an aggregate amount for all transactions in a fiscal year of less than $50,000 or (ii) on terms generally available to other employees of the Company during the Company’s last fiscal year;

•	The Company (i) paid to, employed, or retained one or more members of the director’s immediate family or (ii) provided personal benefits to the director or one or more members of such director’s immediate family, in an aggregate amount of less than $50,000 per fiscal year for such payments, compensation or personal benefits.

A-1

Appendix B

VAIL RESORTS, INC. AMENDED AND RESTATED

2002 LONG TERM INCENTIVE AND SHARE AWARD PLAN

1.    Purposes.

The purposes of the Amended and Restated 2002 Long Term Incentive and Share Award Plan are to advance the interests of Vail Resorts, Inc. and its shareholders by providing a means to attract, retain, and motivate employees, consultants and directors of the Company upon whose judgment, initiative and efforts the continued success, growth and development of the Company is dependent.

2.    Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

a.	“Affiliate” means any entity other than the Company and its Subsidiaries that is designated by the Board or the Committee as a participating employer under the Plan; provided, however, that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

b.	“Award” means any Option, SAR, Restricted Share, Restricted Share Unit, Performance Share, Performance Unit, Performance Cash Award, Dividend Equivalent, or Other Share-Based Award granted to an Eligible Person under the Plan.

c.	“Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

d.	“Beneficiary” means the person, persons, trust or trusts which have been designated by an Eligible Person in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan upon the death of the Eligible Person, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

e.	“Board” means the Board of Directors of the Company.

f.	“Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

g.	“Committee” means the Compensation Committee of the Board or a subcommittee thereof, or such other Board committee (or if the Board so designates, the entire Board) as may be designated by the Board to administer the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist of two or more directors of the Company, each of whom is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, to the extent applicable, and each of whom is an “outside director” within the meaning of Section 162(m) of the Code, to the extent applicable; provided, further, that the mere fact that the Committee shall fail to qualify under either of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan.

h.	“Company” means Vail Resorts, Inc., a corporation organized under the laws of Delaware, or any successor corporation.

i.	“Director” means a member of the Board who is not an employee of the Company, a Subsidiary or an Affiliate.

j.	“Dividend Equivalent” means a right, granted under Section 5(g), to receive cash, Shares, or other property equal in value to dividends paid with respect to a specified number of Shares. Dividend

Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis.

k.	“Effective Date” means November, 6, 2006, the date the amendment and restatement of the Plan is approved by the Board.

l.	“Eligible Person” means (i) an employee or consultant of the Company, a Subsidiary or an Affiliate, including any director who is an employee, or (ii) a Director. Notwithstanding any provisions of this Plan to the contrary, an Award may be granted to an employee or consultant, in connection with his or her hiring or retention prior to the date the employee or consultant first performs services for the Company, a Subsidiary or an Affiliate; provided, however, that any such Award shall not become vested prior to the date the employee or consultant first performs such services.

m.	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

n.	“Fair Market Value” means, with respect to Shares or other property, the fair market value of such Shares or other property determined by such methods or procedures as shall be established from time to time by the Committee. If the Shares are listed on any established stock exchange or a national market system, unless otherwise determined by the Committee in good faith, the Fair Market Value of Shares shall mean the closing price per Share on the date of grant or such other determination date (or, if the Shares were not traded on that day, the next preceding day that the Shares were traded) on the principal exchange or market system on which the Shares are traded (if there is more than one such exchange or market the Committee shall determine the appropriate exchange or market), as such prices are officially quoted on such exchange or market.

o.	“ISO” means any option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

p.	“NQSO” means any Option that is not an ISO.

q.	“Option” means a right granted under Section 5(b), to purchase Shares.

r.	“Other Share-Based Award” means a right, granted under Section 5(h), that relates to or is valued by reference to Shares.

s.	“Participant” means an Eligible Person who has been granted an Award under the Plan.

“Performance Cash Award” means a performance cash award granted under Section 5(f).

t.	“Performance Share” means a performance share granted under Section 5(f).

u.	“Performance Unit” means a performance unit granted under Section 5(f).

v.	“Plan” means this Amended and Restated 2002 Long Term Incentive and Share Award Plan.

w.	“Restricted Shares” means an Award of Shares under Section 5(d) that may be subject to certain restrictions and to a risk of forfeiture.

x.	“Restricted Share Unit” means a right, granted under Section 5(e), to receive Shares or cash at the end of a specified deferral period.

y.	“Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

z.	“SAR” or “Share Appreciation Right” means the right, granted under Section 5(c), to be paid an amount measured by the difference between the exercise price of the right and the Fair Market Value of Shares on the date of exercise of the right, with payment to be made in cash, Shares, or property as specified in the Award or determined by the Committee.

aa.	“Shares” means common stock, $.01 par value per share, of the Company.

bb.	“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns shares possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

3.    Administration.

a.	Authority of the Committee. The Plan shall be administered by the Committee, and the Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

i.	to select Eligible Persons to whom Awards may be granted;

ii.	to designate Affiliates;

iii.	to determine the type or types of Awards to be granted to each Eligible Person;

iv.	to determine the type and number of Awards to be granted, the number of Shares to which an Award may relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price, and any bases for adjusting such exercise, grant or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waiver or accelerations thereof, and waivers of performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

v.	to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, exchanged, or surrendered;

vi.	to determine whether, to what extent, and under what circumstances cash, Shares, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee, or at the election of the Eligible Person;

vii.	to prescribe the form of each Award Agreement, which need not be identical for each Eligible Person;

viii.	to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

ix.	to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder;

x.	to accelerate the exercisability or vesting of all or any portion of any Award or to extend the period during which an Award is exercisable; and

xi.	to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

b.

Manner of Exercise of Committee Authority.    The Committee shall have sole discretion in exercising its authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, Subsidiaries, Affiliates, Eligible Persons, any person claiming any rights under the Plan from or through any Eligible Person, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to other members of the Board or officers or managers of the Company or any

Subsidiary or Affiliate the authority, subject to such terms as the Committee shall determine, to perform administrative functions and, with respect to Awards granted to persons not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3 (if applicable) and applicable law.

c.	Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary or Affiliate, the Company’s independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, and no officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

d.	Limitation on Committee’s Discretion. Anything in this Plan to the contrary notwithstanding, in the case of any Award which is intended to qualify as “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, if the Award Agreement so provides, the Committee shall have no discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as such performance-based compensation.

e.	No Option or SAR Repricing Without Shareholder Approval. Except as provided in the first sentence of Section 4(d) hereof relating to certain antidilution adjustments, unless the approval of shareholders of the Company is obtained, Options and SARs issued under the Plan shall not be amended to lower their exercise price and Options and SARs issued under the Plan will not be exchanged for other Options or SARs with lower exercise prices.

4.    Shares Subject to the Plan.

a.	Subject to adjustment as provided in Section 4(d) hereof, the total number of Shares reserved for issuance in connection with Awards under the Plan shall be 5,000,000; provided, however, that such number shall be increased by (i) the number of Shares available for issuance under the Company’s 1999 Long Term Incentive and Share Award Plan as of the Effective Date and (ii) the number of Shares, if any, that are subject to awards issued under the Company’s 1999 Long Term Incentive and Share Award Plan that are forfeited, canceled, terminated or surrendered on or after the Effective Date. All Shares issuable under the Plan may be issued as ISOs. Shares issued or to be issued under the Plan shall be authorized but unissued shares or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company. No Award may be granted if the number of Shares to which such Award relates, when added to the number of Shares previously issued under the Plan, exceeds the number of Shares reserved under the preceding sentence. If any Awards are forfeited, canceled, terminated, exchanged or surrendered or such Award is settled in cash or otherwise terminates without a distribution of Shares to the Participant, any Shares counted against the number of Shares reserved and available under the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, termination, cancellation, exchange or surrender, again be available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be canceled to the extent of the number of Shares as to which the Award is exercised.

b.	The Committee shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Code Section 424(a) applies. The number of Shares reserved pursuant to Section 4(a) may be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of Shares subject to Awards before and after the substitution.

c.	Subject to adjustment as provided in Section 4(d) hereof, the maximum number of Shares (i) with respect to which Options or SARs may be granted during a calendar year to any Eligible Person under this Plan shall be 1,000,000 Shares, and (ii) with respect to Performance Shares, Performance Units, Restricted Shares or Restricted Share Units intended to qualify as performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code shall be the equivalent of 200,000 Shares during a calendar year to any Eligible Person under this Plan.

d.	In the event that the Committee shall determine that any dividend in Shares, recapitalization, Share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Eligible Persons under the Plan, then the Committee shall make such equitable changes or adjustments as it deems appropriate and, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares which may thereafter be issued under the Plan, (ii) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price, or purchase price relating to any Award; provided, however, in each case that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(a) of the Code, unless the Committee determines otherwise. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria and performance objectives included in, Awards in recognition of unusual or non-recurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles; provided, however, that, if an Award Agreement specifically so provides, the Committee shall not have discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code and the regulations thereunder.

e.	Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or treasury Shares including Shares acquired by purchase in the open market or in private transactions.

5.    Specific Terms of Awards.

a.	General. Awards may be granted on the terms and conditions set forth in this Section 5. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 7(d)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms regarding forfeiture of Awards or continued exercisability of Awards in the event of termination of service by the Eligible Person.

b.	Options. The Committee is authorized to grant Options, which may be NQSOs or ISOs, to Eligible Persons on the following terms and conditions:

i.	Exercise Price. The exercise price per Share purchasable under an Option shall be determined by the Committee; provided, however, that the exercise price per Share of an Option shall not be less than the Fair Market Value of a Share on the date of grant of the Option. The Committee may, without limitation, set an exercise price that is based upon achievement of performance criteria if deemed appropriate by the Committee.

ii.	Option Term. The term of each Option shall be determined by the Committee; provided, however, that such term shall not be longer than ten years from the date of grant of the Option.

iii.

Time and Method of Exercise.    The Committee shall determine at the date of grant or thereafter the time or times at which an Option may be exercised in whole or in part (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), the methods by which such exercise price may be paid or deemed to be paid (including, without limitation, broker-assisted exercise arrangements), the form of such payment (including, without limitation, cash, Shares, notes or other property), and the methods by which Shares will be delivered or deemed to be delivered to Eligible Persons; provided, however, that in no event may any portion of the exercise price be paid with Shares acquired either under an Award granted pursuant to this Plan, upon exercise of a stock option granted under another Company plan or as a stock bonus or other stock award granted under another Company plan unless, in any such case, the Shares were acquired and vested more than six months in advance of the date of exercise.

iv.	ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not limited to the requirement that the ISO shall be granted within ten years from the earlier of the date of adoption or shareholder approval of the Plan. ISOs may only be granted to employees of the Company or a Subsidiary.

c.	SARs. The Committee is authorized to grant SARs (Share Appreciation Rights) to Eligible Persons on the following terms and conditions:

i.	Right to Payment. An SAR shall confer on the Eligible Person to whom it is granted a right to receive with respect to each Share subject thereto, upon exercise thereof, the excess of (1) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine in the case of any such right, the Fair Market Value of one Share at any time during a specified period before or after the date of exercise) over (2) the exercise price of the SAR as determined by the Committee as of the date of grant of the SAR (which shall not be less than the Fair Market Value per Share on the date of grant of the SAR and, in the case of a SAR granted in tandem with an Option, shall be equal to the exercise price of the underlying Option).

ii.	Other Terms. The Committee shall determine, at the time of grant or thereafter, the time or times at which an SAR may be exercised in whole or in part (which shall not be more than ten years after the date of grant of the SAR), the method of exercise, method of settlement, form of consideration payable in settlement, method by which Shares will be delivered or deemed to be delivered to Eligible Persons, whether or not an SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Unless the Committee determines otherwise, an SAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter and (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO.

d.	Restricted Shares. The Committee is authorized to grant Restricted Shares to Eligible Persons on the following terms and conditions:

i.	Issuance and Restrictions. Restricted Shares shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), in such installments, or otherwise, as the Committee may determine. Except to the extent restricted under the Award Agreement relating to the Restricted Shares, an Eligible Person granted Restricted Shares shall have all of the rights of a shareholder including, without limitation, the right to vote Restricted Shares and the right to receive dividends thereon. If the lapse of restrictions is conditioned on the achievement of performance criteria, the Committee shall select the criterion or criteria from the list of criteria set forth in Section 5(f)(i). The Committee must certify in writing prior to the lapse of restrictions conditioned on achievement of performance criteria that such performance criteria were in fact satisfied.

ii.

Forfeiture.    Except as otherwise determined by the Committee, at the date of grant or thereafter, upon termination of service during the applicable restriction period, Restricted Shares and any accrued but unpaid dividends or Dividend Equivalents that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Shares will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Shares.

iii.	Certificates for Shares. Restricted Shares granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the Eligible Person, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, and the Company shall retain physical possession of the certificate.

iv.	Dividends. Dividends paid on Restricted Shares shall be either paid at the dividend payment date, or deferred for payment to such date as determined by the Committee, in cash or in unrestricted Shares having a Fair Market Value equal to the amount of such dividends. Shares distributed in connection with a Share split or dividend in Shares, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such Shares or other property has been distributed.

e.	Restricted Share Units. The Committee is authorized to grant Restricted Share Units to Eligible Persons, subject to the following terms and conditions:

i.	Award and Restrictions. Delivery of Shares or cash, as the case may be, will occur upon expiration of the deferral period specified for Restricted Share Units by the Committee (or, if permitted by the Committee, as elected by the Eligible Person). In addition, Restricted Share Units shall be subject to such restrictions as the Committee may impose, if any (including, without limitation, the achievement of performance criteria if deemed appropriate by the Committee), at the date of grant or thereafter, which restrictions may lapse at the expiration of the deferral period or at earlier or later specified times, separately or in combination, in installments or otherwise, as the Committee may determine. If the lapse of restrictions is conditioned on the achievement of performance criteria, the Committee shall select the criterion or criteria from the list of criteria set forth in Section 5(f)(i). The Committee must certify in writing prior to the lapse of restrictions conditioned on the achievement of performance criteria that such performance criteria were in fact satisfied.

ii.	Forfeiture. Except as otherwise determined by the Committee at date of grant or thereafter, upon termination of service (as determined under criteria established by the Committee) during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Share Units), or upon failure to satisfy any other conditions precedent to the delivery of Shares or cash to which such Restricted Share Units relate, all Restricted Share Units that are at that time subject to deferral or restriction shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Share Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Share Units.

f.	Performance Shares, Performance Units and Performance Cash Awards. The Committee is authorized to grant Performance Shares, Performance Units, and Performance Cash Awards to Eligible Persons on the following terms and conditions:

i.

Performance Period.    The Committee shall determine a performance period (the “Performance Period”) of one or more years and shall determine the performance objectives for grants of Performance Shares, Performance Units and Performance Cash Awards. Performance objectives may vary from Eligible Person to Eligible Person and shall be based upon one or more of the following performance criteria as the Committee may deem appropriate: appreciation in value of the Shares, total shareholder return, earnings per share, operating income, net income, pretax earnings, pretax earnings before interest, depreciation and amortization, pro forma net income, return on equity, return on designated assets, return on capital, economic value added, earnings, revenues, expenses, operating profit margin, operating cash flow, net profit margin, free cash flow, cash flow return on investment, and operating margin. The performance objectives may be determined by reference to the performance of the Company, or of a Subsidiary or Affiliate, or of a division or unit of any of the foregoing. Performance Periods may overlap and Eligible Persons may participate simultaneously with respect to Performance Shares, Performance Units and Performance Cash Awards for which different Performance Periods are prescribed.

ii.	Award Value. At the beginning of a Performance Period, the Committee shall determine for each Eligible Person or group of Eligible Persons with respect to that Performance Period (A) the range of number of Shares, if any, in the case of Performance Shares, (B) the range of dollar values, if any, in the case of Performance Units, or (C) the range of cash awards in the case of Performance Cash Awards which may be fixed or may vary in accordance with such performance or other criteria specified by the Committee, which shall be paid to an Eligible Person as an Award if the relevant measure of Company performance for the Performance Period is met. The Committee must certify in writing that the applicable performance criteria were satisfied prior to payment under any Performance Shares, Performance Units or Performance Cash Awards.

iii.	Significant Events. If during the course of a Performance Period there shall occur significant events as determined by the Committee which the Committee expects to have a substantial effect on a performance objective during such period, the Committee may revise such objective; provided, however, that, if an Award Agreement so provides, the Committee shall not have any discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code and the regulations thereunder.

iv.	Forfeiture. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon termination of service during the applicable Performance Period, Performance Shares, Performance Units and Performance Cash Awards for which the Performance Period was prescribed shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in an individual case, that restrictions or forfeiture conditions relating to Performance Shares, Performance Units and Performance Cash Awards will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Performance Shares, Performance Units and Performance Cash Awards.

v.	Payment. Each Performance Share or Performance Unit may be paid in whole Shares, or cash, or a combination of Shares and cash either as a lump sum payment or in installments, all as the Committee shall determine, at the time of grant of the Performance Share or Performance Unit or otherwise, commencing as soon as practicable after the end of the relevant Performance Period. Each Performance Cash Award shall be paid in cash, commencing as soon as practicable after the end of the relevant Performance Period. The Committee must certify in writing prior to the payment of any Performance Share, Performance Unit or Performance Cash Awards that the performance objectives and any other material terms were in fact satisfied.

g.	Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Eligible Persons. The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, or other investment vehicles as the Committee may specify; provided, however, that Dividend Equivalents (other than freestanding Dividend Equivalents) shall be subject to all conditions and restrictions of the underlying Awards to which they relate.

h.

Other Share-Based Awards.    The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the

Committee to be consistent with the purposes of the Plan, including, without limitation, unrestricted shares awarded purely as a “bonus” and not subject to any restrictions or conditions, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the performance of specified Subsidiaries or Affiliates. The Committee shall determine the terms and conditions of such Awards at date of grant or thereafter. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 5(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, notes or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, shall also be authorized pursuant to this Section 5(h).

6.    Certain Provisions Applicable to Awards.

a.	Stand-Alone, Additional, Tandem and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted to Eligible Persons either alone or in addition to, in tandem with, or in exchange or substitution for, any other Award granted under the Plan or any award granted under any other plan or agreement of the Company, any Subsidiary or Affiliate, or any business entity to be acquired by the Company or a Subsidiary or Affiliate, or any other right of an Eligible Person to receive payment from the Company or any Subsidiary or Affiliate. Awards may be granted in addition to or in tandem with such other Awards or awards, and may be granted either as of the same time as or a different time from the grant of such other Awards or awards. Subject to the provisions of Section 3(e) hereof prohibiting Option and SAR repricing without shareholder approval, the per Share exercise price of any Option, grant price of any SAR, or purchase price of any other Award conferring a right to purchase Shares which is granted, in connection with the substitution of awards granted under any other plan or agreement of the Company or any Subsidiary or Affiliate or any business entity to be acquired by the Company or any Subsidiary or Affiliate, shall be determined by the Committee, in its discretion.

b.	Terms of Awards. The term of each Award granted to an Eligible Person shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option or an SAR granted in tandem therewith exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

c.	Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Shares, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments, and the Committee may require deferral of payment under an Award if, in the sole judgment of the Committee, it may be necessary in order to avoid nondeductibility of the payment under Section 162(m) of the Code.

d.	Nontransferability. Unless otherwise set forth by the Committee in an Award Agreement, Awards (except for vested shares) shall not be transferable by an Eligible Person except by will or the laws of descent and distribution (except pursuant to a Beneficiary designation) and shall be exercisable during the lifetime of an Eligible Person only by such Eligible Person or his guardian or legal representative. An Eligible Person’s rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to claims of the Eligible Person’s creditors.

e.	Noncompetition. The Committee may, by way of the Award Agreements or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, of any Award, provided they are not inconsistent with the Plan, including, without limitation, the requirement that the Participant not engage in competition with the Company.

7.    General Provisions.

a.	Compliance with Legal and Trading Requirements. The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan and any Award Agreement, shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Shares under any Award until completion of such stock exchange or market system listing or registration or qualification of such Shares or other required action under any state or federal law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations. No provisions of the Plan shall be interpreted or construed to obligate the Company to register any Shares under federal or state law. The Shares issued under the Plan may be subject to such other restrictions on transfer as determined by the Committee.

b.	No Right to Continued Employment or Service. Neither the Plan nor any action taken thereunder shall be construed as giving any employee, consultant or director the right to be retained in the employ or service of the Company or any of its Subsidiaries or Affiliates, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries or Affiliates to terminate any employee’s, consultant’s or director’s employment or service at any time.

c.	Taxes. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to an Eligible Person, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Eligible Persons to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of an Eligible Person’s tax obligations.

d.	Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of shareholders of the Company or Participants, except that any such amendment or alteration as it applies to ISOs shall be subject to the approval of the Company’s shareholders to the extent such shareholder approval is required under Section 422 of the Code; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retrospectively; provided, however, that, without the consent of a Participant, no amendment, alteration, suspension, discontinuation or termination of any Award may materially and, adversely affect the rights of such Participant under any Award theretofore granted to him or her.

e.	No Rights to Awards; No Shareholder Rights. No Eligible Person or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons and employees. No Award shall confer on any Eligible Person any of the rights of a shareholder of the Company unless and until Shares are duly issued or transferred to the Eligible Person in accordance with the terms of the Award.

f.

Unfunded Status of Awards.    The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

g.	Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options and other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

h.	Not Compensation for Benefit Plans. No Award payable under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company for the benefit of its employees, consultants or directors unless the Company shall determine otherwise.

i.	No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

j.	Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of Colorado without giving effect to principles of conflict of laws.

k.	Effective Date; Plan Termination. The amendment and restatement of the Plan shall become effective as of November 6, 2006, subject to approval by the shareholders of the Company. The Plan shall terminate as to future awards on the date which is ten (10) years after the Effective Date.

l.	Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

VAIL RESORTS, INC.

ANNUAL MEETING OF STOCKHOLDERS

Thursday, December 21, 2006

10:00 a.m., Mountain Standard Time

Renaissance Suites Hotel

500 Flatiron Boulevard

Broomfield, Colorado 80021

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Vail Resorts, Inc. 390 Interlocken Crescent, Suite 1000 Broomfield, Colorado 80021	Proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on December 21, 2006.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2, 3 and 4.

By signing the proxy, you revoke all prior proxies and appoint Jeffrey W. Jones and Martha D. Rehm, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY*** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on December 20, 2006.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/mtn/ — QUICK *** EASY*** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on December 20, 2006.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Vail Resorts, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

ò Please detach here ò

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The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4.

1. Election of directors:	01 John J. Hannan 02 Roland A. Hernandez 03 Thomas D. Hyde 04 Robert A. Katz	05 Richard D. Kincaid 06 Joe R. Micheletto 07 John F. Sorte 08 William P. Stiritz	☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. Approve the adoption of the Amended and Restated 2002 Long-Term Incentive and Share Award Plan	☐ For	☐ Against	☐ Abstain

3. Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm	☐ For	☐ Against	☐ Abstain

4. In their discretion, such other business as may properly come before the meeting	☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:	Date _____________________________

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.